UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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ALLIS-CHALMERS ENERGY INC.

(Name of Registrant as Specified In Its Charter)

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ALLIS-CHALMERS ENERGY INC.
5075 Westheimer Road, Suite 890
Houston, Texas 77056
October 20, 2008

To our Stockholders:

On behalf of our board of directors, I cordially invite all stockholders to attend the Annual Meeting of Stockholders of Allis-Chalmers Energy Inc. to be held on Thursday, December 4, 2008 at 9:00 a.m. Eastern Time at the New York Palace Hotel, 455 Madison Avenue, New York, NY 10022. Proxy materials, which include a notice of the meeting, proxy statement and proxy card, are enclosed with this letter.

Even if you plan to attend the meeting, you are requested to sign, date and return the proxy card in the enclosed envelope. If you attend the meeting after having returned the enclosed proxy card, you may revoke your proxy, if you wish, and vote in person. A proxy may also be revoked at any time before it is exercised by giving written notice to, or filing a duly exercised proxy bearing a later date with, our Secretary. If you would like to attend and your shares are not registered in your own name, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership.

We look forward to seeing you at the meeting.

Sincerely,

Munawar H. Hidayatallah
Chairman of the Board and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on December 4, 2008. This proxy statement, along with our annual report on Form 10-K for the year ended December 31, 2007 and the 2007 annual report to stockholders, are available free of charge on our website at www.alchenergy.com under the tab entitled “Investor Relations”.

ALLIS-CHALMERS ENERGY INC.
5075 Westheimer Road, Suite 890
Houston, Texas 77056

NOTICE OF THE 2008
ANNUAL MEETING OF STOCKHOLDERS

Time:	9:00 a.m. on Thursday, December 4, 2008

Place:	The New York Palace Hotel, 455 Madison Avenue, New York, NY 10022

Items of Business:	(1) To elect eleven (11) directors to serve a one-year term expiring at the 2009 annual meeting of stockholders.

(2) To ratify the appointment of UHY LLP as our independent auditor for fiscal year ending December 31, 2008.

(3) To transact such other business as may properly come before the meeting, or any adjournment thereof.

Who Can Vote:	You can vote if you were a stockholder of record as of the close of business on October 14, 2008. A list of such stockholders will be open to examination during regular business hours by any stockholder for at least ten days prior to the Annual Meeting, at our offices located at 5075 Westheimer Road, Suite 890, Houston, Texas 77056.

Annual Report:	A copy of our 2007 Annual Report is enclosed.

Registration:	Registration will begin at 8:15 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors,

Munawar H. Hidayatallah
Chairman of the Board and Chief Executive Officer

Houston, Texas
October 20, 2008

YOUR VOTE IS IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE, EVEN IF YOU PLAN ON ATTENDING THE MEETING. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE. THIS WILL ENSURE YOUR REPRESENTATION AT THE MEETING WHETHER YOU ATTEND OR NOT. IF YOU DO ATTEND THE MEETING AND PREFER TO VOTE IN PERSON, YOU MAY DO SO.

i

ALLIS-CHALMERS ENERGY INC.
5075 Westheimer Road, Suite 890
Houston, Texas 77056

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 4, 2008

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

This question and answer section summarizes selected information contained elsewhere in this proxy statement, but does not contain all of the information that may be important to you. We urge you to read the entire proxy statement carefully.

THE ANNUAL MEETING

Why did you send me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2008 annual meeting of stockholders. As a stockholder of record on the record date, you are invited to attend the annual meeting and are entitled to vote on the items of business described in this proxy statement.

We are mailing this proxy statement and the enclosed proxy card to stockholders on or about October 23, 2008.

When and Where is the Annual Meeting?

The 2008 annual meeting of the stockholders of Allis-Chalmers Energy Inc. will be held on Thursday, December 4, 2008, at 9:00 a.m., Eastern Time, at the New York Palace Hotel, 455 Madison Avenue, New York, NY 10022.

What am I being asked to vote upon?

You are being asked to approve (i) the election of eleven (11) directors to serve until the next annual meeting of the stockholders and (ii) the ratification of our appointment of independent auditors for the fiscal year ending December 31, 2008.

You do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

VOTING AND PROXY PROCEDURES

Who may vote at the meeting?

Only stockholders of record at the close of business on October 14, 2008, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the common shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. As of October 14, 2008, there were 35,511,285 shares of common stock, par value $0.01 per share (“Common Stock”), outstanding.

What are the voting rights of the holders of Allis-Chalmers Energy Inc. stock?

Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held on the record date.

Shares are counted as present at the annual meeting if:

•	the stockholder is present and votes in person at the meeting, or

•	the stockholder has properly submitted a proxy card, or

•	under certain circumstances, the stockholder’s broker votes the shares.

Who is soliciting my proxy?

Our board of directors is soliciting proxies to be voted at the annual meeting.

How do I vote by proxy?

Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote in person.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (ONE OF THE INDIVIDUALS NAMED AS PROXIES ON YOUR PROXY CARD) will vote your shares as you have directed. Unless otherwise directed in the proxy card, your proxy will vote your shares as recommended by our board of directors as follows:

•	FOR the election of the eleven director nominees proposed by our board of directors; and

•	FOR ratification of the appointment of UHY LLP as our independent auditors for the fiscal year ending December 31, 2008.

If any other matter is presented, it is the intention of the persons named in the enclosed proxy card to vote proxies held by them in accordance with their best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the annual meeting other than those discussed in this proxy statement.

May I change my vote after I have mailed my signed proxy card?

Yes. You may change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways:

•	First, you can send a written notice to our corporate secretary, stating that you would like to revoke your proxy.

•	Second, you can complete and submit a later-dated proxy card.

•	Third, you can attend the meeting and vote in person. Your attendance at the annual meeting alone will not revoke your proxy-you must vote at the meeting.

If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

What does it mean if I get more than one proxy card?

It indicates that your shares are held in more than one account, such as two brokerage accounts registered in different names. You should complete each of the proxy cards to ensure that all of your shares are voted. We encourage you to register all of your brokerage accounts in the same name and address for better stockholder service. You may do this by contacting our transfer agent, American Stock Transfer & Trust Company, at 6201 15th Avenue, Brooklyn NY, 11219, Telephone: 800.937.5449.

How do I vote in person?

If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on the record date.

QUORUM AND REQUIRED VOTES

How many votes are needed to hold the meeting?

A majority of the outstanding shares as of the record date must be represented at the meeting in order to hold the meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

Who will count the vote?

Our transfer agent, American Stock Transfer & Trust Company, will tally the vote, which will be certified by an Inspector of Election.

How many votes must the nominees and the independent auditors have to be elected?

Provided that a quorum is present at the meeting, (i) the eleven director nominees who receive the greatest number of votes cast for election by stockholders entitled to vote therefore will be elected directors and (ii) the ratification of UHY LLP as independent accountants will require approval by a majority of shares represented in person or by proxy and entitled to vote at the annual meeting. Abstentions and broker non-votes will not be counted as a vote for or against any proposal.

How are proxies solicited?

Proxies may be solicited by mail, telephone, or other means by our officers, directors and other employees. No additional compensation will be paid to these individuals in connection with proxy solicitations. We will pay for distributing and soliciting proxies and will reimburse banks, brokers and other custodians their reasonable fees and expenses for forwarding proxy materials to stockholders.

Who can help answer my questions?

If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions, including the procedures for voting your shares, you should contact:

Allis-Chalmers Energy Inc.
5075 Westheimer Road, Suite 890
Houston, Texas 77056
(713) 369-0550
Attention: Theodore F. Pound III,
General Counsel and Secretary

PROPOSAL 1

ELECTION OF DIRECTORS

Board of Directors.  Our Bylaws provide that our board of directors shall consist of a number of directors, which must not be less than three or more than 15, as determined by our board of directors. Currently, our board of directors has eleven directors. Each of the nominees for election to the board of directors is currently a member of our board of directors. If elected at the annual meeting, each of the nominees will be elected to hold office until the next annual meeting of the stockholders and until his successor has been elected and takes office. Vacancies existing in our board of directors may be filled by a majority vote of the remaining directors.

Upon the closing of our acquisition of DLS Drilling, Logistics & Services Corporation, or DLS, in August 2006, we entered into an investors rights agreement, which provides, among other things, that the sellers of DLS have the right to designate two nominees for election to our board of directors. Effective upon the closing of the DLS acquisition, the DLS sellers (pursuant their rights as set forth in the investors rights agreement) designated Alejandro P. Bulgheroni and Carlos A. Bulgheroni as nominees to the board. In accordance with the provisions of the investors rights agreement, the board appointed Alejandro P. Bulgheroni and Carlos A. Bulgheroni to the board upon receipt of the nominations. Alejandro P. Bulgheroni and Carlos A. Bulgheroni are brothers.

Voting.  Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the annual meeting. The eleven persons receiving the highest number of votes will be elected as directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as may be nominated by our board of directors. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

Recommendation; Proxies.  The board of directors recommends a vote FOR each of the nominees named below. The persons named in the enclosed proxy card will vote all shares over which they have discretionary authority FOR the election of the nominees named below. Although our board of directors does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed persons will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

Set forth below is biographical information for each person nominated.

Nominees for Election for a One-Year Term Expiring at the 2009 Annual Meeting

Name	Age	Director Since

Ali H. M. Afdhal	64	September 2006
Munir Akram	63	September 2008
Alejandro P. Bulgheroni	64	August 2006
Carlos A. Bulgheroni	63	August 2006
Victor F. Germack	69	January 2005
James M. Hennessy	59	April 2007
Munawar H. Hidayatallah	64	May 2001
John E. McConnaughy, Jr.	79	May 2004
Robert E. Nederlander	75	May 1989
Zane Tankel	68	February 2007
Leonard Toboroff	75	May 1989

Ali H. M. Afdhal was appointed to our board of directors on September 12, 2006. Since 2001, Mr. Afdhal has operated and managed his family’s international and agricultural interests. Mr. Afdhal is a graduate of The Institute of Chartered Accountants in England and Wales.

Munir Akram was appointed to our board of directors on September 19, 2008. Mr. Akram has served as the Ambassador of Pakistan to the United Nations from 1988 through 2008. Mr. Akram has represented Pakistan in numerous United Nations bodies and international conferences, including the Security Council, the Economic and Social Council, the Conference on Disarmament, the UN Conference on Trade and Development, and the World Trade Organization. From 1995 to 2002, Mr. Akram represented Pakistan as Permanent Representative to the United Nations in Geneva (1995-2002) and later in New York (2002-2008). Prior to that, he filled a number of important diplomatic positions, such as Deputy Foreign Secretary in Pakistan’s Ministry of Foreign Affairs (1992-1995); Ambassador of Pakistan to the European Community, Belgium and Luxembourg (1988-1992); Director for United Nations, Economic Cooperation and Policy Planning, Ministry of Foreign Affairs (1985-1988); and as Minister/Counselor in Pakistan’s Embassy to Japan (Tokyo, 1982-1985). Mr. Akram is a prolific writer and has lectured widely on various strategic, political and economic issues. In addition, Mr. Akram holds Masters of Arts and Bachelor of Law degrees from Karachi University.

Alejandro P. Bulgheroni was appointed to our board of directors on August 14, 2006. Mr. Bulgheroni has served as the Chairman of the Management Committee of Pan American Energy LLC, an oil and gas company, since November 1997. He also served as the Chairman of Bridas SAPIC from 1988 until 1997. He has served as Vice-Chairman and Executive Vice-President of Bridas Corporation since 1993. He also serves as Chairman,

President and CEO of Associated Petroleum Investors Ltd., an international oil and gas holding company, as Chairman and President of Global Oilfield Holdings Ltd., as Chairman of Beusa Energy, Inc. and as President and CEO of Nuevo Manantial S.A and Agroland S.A.. Mr. Bulgheroni is a member of the Petroleum and Gas Argentine Institute and of the Society of Petroleum Engineers (USA), Vice-President of the Argentine Chamber of Hydrocarbons Producers (CEPH), Vice-President of the Argentine-Uruguayan Chamber of Commerce, Counselor of the Argentine Business Council for Sustainable Development (CEADS) and Vice-President of the Educando Foundation (Argentina). Mr. Bulgheroni is a graduate of the University of Buenos Aires with a degree in Industrial Engineering.

Carlos A. Bulgheroni was appointed to our board of directors on August 14, 2006. Mr. Bulgheroni has served as the Chairman and President of Bridas Corporation, an international oil and gas holding company, since 1993. He has been a member of the Management Committee of Pan American Energy LLC since November 1997. He is also a member of the International Council of the Center for Strategic and International Studies (CSIS-Washington), of the International Committee of The Kennedy Center for the Performing Arts and of the Executive Board of the International Chamber of Commerce (ICC-Paris). Mr. Bulgheroni is a graduate of the University of Buenos Aires Law School.

Victor F. Germack was appointed to our board of directors in January 2005. Mr. Germack has served since 1980 as President of Heritage Capital Corp., a company engaged in investment banking services. In addition, Mr. Germack formed, and since 2002 has been President of, RateFinancials Inc., a company that analyzes and ranks the financial reporting of U.S. public companies.

James M. Hennessy was appointed to our board of directors in April 2007. Mr. Hennessy served as President and Chief Executive Officer of ING Funds, a United States mutual fund business of ING Group, from 2001 through 2006. While with ING Funds, Mr. Hennessy oversaw approximately 216 mutual funds with an aggregate of approximately $92 billion in assets under management. From 2003 through 2007, Mr. Hennessy also served on the board of governors of the Investment Company Institute, which is the national trade association for the mutual fund industry, representing most of the industry’s assets. Mr. Hennessy is currently on the board of directors of Natural Lighting Company and Munder Capital Holdings, LLC and is a member of the advisory board of the law, science and technology LLM program of Arizona State University Law School. In addition, Mr. Hennessy has a law degree from New York University.

Munawar H. Hidayatallah has served as our Chairman of the Board and Chief Executive Officer since May 2001, and was President from May 2001 through February 2003. Mr. Hidayatallah was Chief Executive Officer of OilQuip Rentals, Inc., from its formation in February 2000 until it merged with us in May 2001. From December 1994 until August 1999, Mr. Hidayatallah was the Chief Financial Officer and a director of IRI International, Inc., which was acquired by National Oilwell, Inc. in early 2000. IRI International, Inc. manufactured, sold and rented oilfield equipment to the oilfield and natural gas exploration and production sectors. From August 1999 until February 2001, Mr. Hidayatallah worked as a consultant to IRI International, Inc. and Riddell Sports Inc.

John E. McConnaughy, Jr. was appointed to our board of directors in May 2004. Mr. McConnaughy has served as Chairman and Chief Executive Officer of JEMC Corporation, a personal holding company, since he founded it in 1985. His career includes positions of management with Westinghouse Electric and the Singer Company, as well as service as a director of numerous public and private companies. In addition, he previously served as Chairman and Chief Executive Officer of Peabody International Corp. and Chairman and Chief Executive Officer of GEO International Corp. He retired from Peabody in February 1986 and GEO in October 1992. Mr. McConnaughy currently serves on the boards of Wave Systems Corp., Levcor International, Inc., and Arrow Resources Development Inc.

Robert E. Nederlander has served as our director since May 1989. Mr. Nederlander served as our Chairman of the board of directors from May 1989 to 1993, and as our Vice Chairman of the board of directors from 1993 to 1996. Mr. Nederlander was a Director of Cendant Corp. from December 1997 and Chairman of the Corporate Governance Committee of Cendant Corp. from 2002 until he resigned in 2006 when he became a director of Realogy Corporation, a public company which was a spinoff from Cendant Corp. Mr. Nederlander resigned as a director of Realogy Corporation on April 10, 2007, when the company was sold. Mr. Nederlander was a director of HFS, Inc. from July 1995 to December 1997. Since November 1981, Mr. Nederlander has been President and/or

Director of the Nederlander Organization, Inc., owner and operator of legitimate theaters in New York City. Since December 1998, Mr. Nederlander has been a managing partner of the Nederlander Company, LLC, operator of legitimate theaters outside New York City. Mr. Nederlander was Chairman of the board of directors of Varsity Brands, Inc. (formerly Riddell Sports Inc.) from April 1988 to September 2003 and was the Chief Executive Officer of such corporation from 1988 through April 1, 1993. Mr. Nederlander has been a limited partner and a director of the New York Yankees since 1973. Mr. Nederlander has been President of Nederlander Television and Film Productions, Inc. since October 1985. In addition, Mr. Nederlander was Chairman of the Board and Chief Executive Officer of Mego Financial Corp. from January 1988 to January 2002, when he sold his stock interest and resigned. Mego Financial Corp. filed a voluntary petition under Chapter 11 of the U.S. federal bankruptcy code in July 2003. The voluntary petition was dismissed by the bankruptcy court in 2006.

Zane Tankel has served as our director since February 2007. Mr. Tankel is currently Chief Executive Officer of Apple-Metro, Inc., the New York Metropolitan Area franchisee for Applebee’s Neighborhood Grill & Bar, and has been the Chairman of the Board of Apple-Metro, Inc. and Chevys Fresh Mex Restaurants since 1994. Mr. Tankel also serves as a member of the board of directors of Mortons Restaurant Group, Inc. and Caribbean Restaurant LLC. Mr. Tankel has also served as Chairman of the Board of the Metro Chapter of the Young Presidents Organization and was a founder of the advisory board for the Boys and Girls Choir of Harlem. Mr. Tankel is a graduate of the University of Pennsylvania’s Wharton School of Business.

Leonard Toboroff has served as our director and Vice Chairman of the board of directors since May 1989 and served as our Executive Vice President from May 1989 until February 2002. Mr. Toboroff served as a director and Vice President of Varsity Brands, Inc. (formerly Riddell Sports Inc.) from April 1988 through October 2003, and he is also a director of Engex Corp, Novoste Corporation and Special Purpose Acquisition Corporation. Mr. Toboroff has been a practicing attorney continuously since 1961.

Meetings of Our Board of Directors; Committees

During the fiscal year ended December 31, 2007, our board of directors held 14 meetings. Our board of directors currently has three standing committees: the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee. The Audit Committee met 11 times, the Compensation Committee met 11 times and the Nominating Committee met three times during 2007. Each director attended at least 75% of the aggregate number of meetings of the board of directors and committees of the board of directors on which he served during 2007, except for Carlos A. Bulgheroni.

Although we do not have a formal policy regarding director attendance at the annual stockholders’ meeting, they are encouraged to attend such meetings. All of our directors attended the 2007 annual meeting except Carlos A. Bulgheroni and John E. McConnaughy.

Audit Committee

The Audit Committee currently consists of four directors, Mr. McConnaughy and Mr. Germack, who serve as Co-Chairmen, and Messrs. Hennessy and Nederlander. All of our Audit Committee members are “independent” under the applicable New York Stock Exchange, or NYSE, and Securities and Exchange Commission, or SEC, rules regarding audit committee membership. Our board of directors has determined that Mr. Germack qualifies as an “audit committee financial expert” under applicable SEC rules and regulations governing the composition of the Audit Committee.

The Audit Committee assists our board of directors in fulfilling its oversight responsibility by overseeing and evaluating (i) the conduct of our accounting and financial reporting process and the integrity of our financial statements; (ii) the functioning of our systems of internal accounting and financial controls; (iii) the performance and independence of our internal audit function and (iv) the engagement, compensation, performance, qualifications and independence of our independent auditors.

The independent auditors have unrestricted access and report directly to the Audit Committee. The Audit Committee meets privately with, and has unrestricted access to, the independent auditors and all of our personnel.

Our board of directors has adopted a written Audit Committee charter. A copy of the Audit Committee charter is attached hereto as Annex A and is available on our website (www.alchenergy.com).

Compensation Committee

The Compensation Committee currently consists of Mr. Afdhal and Mr. Tankel, who serve as Co-Chairmen, each of whom are independent under the applicable NYSE and SEC rules. The Compensation Committee formulates and oversees the execution of our compensation strategies, including making recommendations to our board of directors with respect to compensation arrangements for senior management, directors and other key employees. The Compensation Committee also administers our 2003 Incentive Stock Plan and our 2006 Incentive Plan. Our board of directors has adopted a charter for the Compensation Committee. A copy of the Compensation Committee charter is attached hereto as Annex B and is available on our website (www.alchenergy.com).

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of Mr. Nederlander, as Chairman, and Mr. Tankel and Mr. Hennessy, all of whom are independent under the applicable NYSE and SEC rules. The Corporate Governance and Nominating Committee identifies and evaluates candidates for election as directors, nominates the slate of directors for election by the Company’s stockholders and develops and recommends the Company’s corporate governance principles to the full board.

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for directors. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current board members, stockholders and other persons. Our Corporate Governance and Nominating Committee has not adopted any specific minimum qualifications for director candidates. The Corporate Governance and Nominating Committee will consider, among other things, a potential director nominee’s ability to satisfy the need, if any, for any required expertise on the board of directors or one of its committees. Historically, our chief executive officer has recommended director nominees.

We do not have a formal procedure pursuant to which stockholders may recommend nominees to our board of directors or Corporate Governance and Nominating Committee, and the board of directors believes that the lack of a formal procedure will not hinder the consideration of qualified nominees. Nominations made by a stockholder must be made by giving notice in writing to our Secretary on or before March 1, 2009. Any such stockholder nominations must be accompanied by all information relating to such person that is required under the federal securities laws, including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director on our board of directors if elected. The nominating stockholder must also submit the name, age, business address and residence of the person the stockholder wishes to nominate; the principal occupation or employment of the person; the relevant biographical information of the person; and the number of shares of our common stock beneficially owned by the person. The nominating stockholder must also submit its name, address and the number of shares beneficially owned by such stockholder.

Each of the eleven director nominees set forth in this proxy statement are current directors standing for re-election except for Munir Akram, who was elected to our board in September 2008. Mr. Akram was recommended to the Corporate Governance and Nominating Committee as a board member by our chief executive officer.

Our board of directors has adopted a charter for the Corporate Governance and Nominating Committee. A copy of our Corporate Governance and Nominating Committee charter is attached hereto as Annex C and is available on our website (www.alchenergy.com).

Director Independence

Under rules adopted by the New York Stock Exchange, no member of the board of directors qualifies as independent unless the board of directors affirmatively determines that the director has no material relationship with us. The board considers all relevant facts and circumstances in making a determination of independence. In its determination of independence, the board of directors reviews and considers all relationships and transactions between each director, his or her family members or any business, charity or other entity in which the director has an interest, on the one hand, and we, our affiliates or entities in which a member of our senior management has an interest, on the other. As a result of its independence reviews, the board of directors has affirmatively determined that Messrs. Afdhal, Akram, Hennessy, Germack, McConnaughy, Nederlander and Tankel are “independent” as that term is defined under the corporate governance rules of the New York Stock Exchange and applicable rules of the Securities and Exchange Commission.

Executive Sessions

Our board of directors hold regular executive sessions in which non-management board members meet without any members of management present. Currently, James M. Hennessy presides over executive sessions of the board. Additionally, our independent directors meet at least once a year without members of management or non-independent directors present.

Stockholder Communications with the Board of Directors

Stockholders wishing to communicate with the board of directors, the non-management directors or any individual director should send any communication to Corporate Secretary, Allis-Chalmers Energy Inc., 5075 Westheimer, Suite 890, Houston, Texas 77056. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication director or directors to whom the communication is directed, unless the Corporate Secretary determines that the communication does not relate to the business or affairs of the Company or the functioning or constitution of the board of directors or any of its committees, relates to routine or insignificant matters that do not warrant the attention of the board of directors, is an advertisement or other commercial solicitation or communication, is frivolous or offensive, or is otherwise not appropriate for delivery to directors.

PROPOSAL 2

RATIFICATION OF UHY LLP AS INDEPENDENT AUDITORS

The Audit Committee has selected UHY LLP as our independent auditors for the fiscal year ended December 31, 2008 and is requesting ratification of such appointment by the stockholders. UHY LLP acted as our independent public accountants and audited our financial statements for the year ended December 31, 2007.

The Audit Committee chose UHY LLP to act as our independent public accountants because the Audit Committee believes that UHY LLP has significant resources and significant expertise in the oil and gas service industry. A representative of UHY LLP is expected to be available at the annual meeting by telephone conference and will have the opportunity to make a statement if he or she desires to do so. He or she will also be available to respond to appropriate questions. UHY LLP has represented to us that it is independent with respect to the Company within the meaning of the published rules and regulations of the SEC.

The board of directors unanimously recommends that you vote FOR this proposal.

Principal Accountant Fees and Services

The following table shows the aggregate fees for professional services rendered by UHY LLP during the years ended December 31, 2007 and 2006.

	Fiscal Year
Fee Category	2007	2006

Audit Fees(1)	$1,235,999	$629,778
Audit Related Fees(2)	331,657	220,445
Tax Fees(3)	—	48,230
All Other Fees(4)	86,078	296,138

	$1,653,734	$1,194,591

(1)	Includes fees paid for audit of our annual financial statements and reviews of the related quarterly financial statements.

(2)	Includes fees paid for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include accounting and reporting consultations

(3)	Includes tax planning and tax return preparation fees.

(4)	Includes fees for the review and issuance of consents related to our registration statements and other SEC filings

Pre-Approval Policies and Procedures

We have adopted a policy that the Audit Committee must approve in advance all audit and non-audit services provided by our independent accountants. All of the audit and audit-related services, and the fees therefor, provided by UHY LLP in 2007 and 2006 were pre-approved by the Audit Committee.

Principal Accountant and Auditing Staff

The firm of UHY LLP acts as our principal independent registered public accounting firm. Through March 15, 2007, UHY LLP had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY LLP’s partners provide non-audit services. UHY LLP has only a few full time employees. Therefore, few, if any, of the audit services performed were provided by permanent full-time employees of UHY LLP. UHY LLP manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

Resignation of Auditor

On June 1, 2006, the partners of UHY Mann Frankfort Stein & Lipp CPAs, LLP announced that they were joining UHY LLP, a New York limited liability partnership. UHY LLP is the independent registered public accounting firm with which UHY Mann Frankfort Stein & Lipp CPAs, LLP has an affiliation. UHY LLP is a legal entity that is separate from UHY Mann Frankfort Stein & Lipp CPAs, LLP. On June 15, 2006, UHY Mann Frankfort Stein & Lipp CPAs, LLP notified us that it has ceased to provide audit services to us, and accordingly, resigned as our independent registered public accountants on that date.

None of the reports of UHY Mann Frankfort Stein & Lipp CPAs, LLP on our financial statements for either of the past two years or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change principal accountants was approved by the Audit Committee of our board of directors.

During our two most recent fiscal years and any subsequent interim periods, there were no disagreements between us and UHY Mann Frankfort Stein & Lipp CPAs, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of UHY Mann Frankfort Stein & Lipp CPAs, LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

We provided UHY Mann Frankfort Stein & Lipp CPAs, LLP with a copy of the above disclosures in response to Item 304(a) of Regulation S-K, and UHY Mann Frankfort Stein & Lipp CPAs, LLP delivered to us a letter dated June 15, 2006, addressed to the SEC, stating that UHY Mann Frankfort Stein & Lipp CPAs, LLP agrees with such disclosures. A copy of this letter is attached as an exhibit to the Form 8-K we filed with the SEC on June 16, 2006.

On June 15, 2006, we engaged UHY LLP as our independent registered public accountant for the fiscal year ending December 31, 2006 and the interim periods prior to such year-end. During our two most recent fiscal years, we have not consulted with UHY LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor did the limited liability partnership of UHY LLP provide advice to us, either written or oral, that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue. Further, during our two most recent fiscal years or subsequent interim periods, we have not consulted with the limited liability partnership of UHY LLP on any matter that was the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(iv) and the related instructions to that Item) or a reportable event (as described in Regulation S-K Item 304(a)(1)(v)).

Report of the Audit Committee of the Board of Directors

The Audit Committee is responsible for overseeing our financial reporting process, reviewing the financial information that will be provided to stockholders and others, monitoring internal accounting controls, selecting our independent auditors and providing to our board of directors such additional information and materials as we may deem necessary to make our board of directors aware of significant financial matters. We operate under a written Audit Committee charter.

We have reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2007 with management and UHY LLP, our independent auditor for the fiscal year ended December 31, 2007. In addition, we have discussed with UHY LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). We also have received the written disclosures and the letter from UHY LLP, as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and we have discussed the independence of UHY LLP with that firm.

We, the members of the Audit Committee, are not professionally engaged in the practice of auditing or accounting nor are we experts in the fields of accounting or auditing, including determination of auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors. Accordingly, our oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, or that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America.

Based upon the discussions referred to above, the Audit Committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007.

Audit Committee of the Board of Directors

John E. McConnaughy, Jr., Co-Chairman
Victor F. Germack, Co-Chairman
Robert E. Nederlander

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of each of our executive officers, all of whom serve at the request of our board of directors and are subject to annual appointment by the board of directors:

Name	Age	Position

Munawar H. Hidayatallah	64	Chairman and Chief Executive Officer
Victor M. Perez	55	Chief Financial Officer
Theodore F. Pound III	54	General Counsel and Secretary
Bruce Sauers	44	Vice President and Corporate Controller
Terrence P. Keane	56	Senior Vice President — Oilfield Services
Mark C. Patterson	50	Senior Vice President — Rental Services; President of Allis-Chalmers Rental Services LLC
David K. Bryan	51	President and Chief Executive Officer of Strata Directional Technology LLC
Steven Collins	56	President of Allis-Chalmers Production Services LLC
Gary Edwards	57	President of Allis-Chalmers Tubular Services LLC
John Meyers	47	President of AirComp LLC

Munawar H. Hidayatallah has served as our Chairman of the Board and Chief Executive Officer since May 2001, and was President from May 2001 through February 2003. Mr. Hidayatallah was Chief Executive Officer of OilQuip Rentals, Inc. from its formation in February 2000 until it merged with us in May 2001. From December 1994 until August 1999, Mr. Hidayatallah was the Chief Financial Officer and a director of IRI International, Inc., which was acquired by National Oilwell, Inc. in early 2000. IRI International, Inc. manufactured, sold and rented oilfield equipment to the oilfield and natural gas exploration and production sectors. From August 1999 until February 2001, Mr. Hidayatallah worked as a consultant to IRI International, Inc. and Riddell Sports Inc.

Victor M. Perez became our Chief Financial Officer in August 2004. From July 2003 to July 2004, Mr. Perez was a private consultant engaged in corporate and international finance advisory. From February 1995 to June 2003, Mr. Perez was Vice President and Chief Financial Officer of Trico Marine Services, Inc., a marine transportation company serving the offshore energy industry. Trico Marine Services, Inc. filed a petition under the federal bankruptcy laws in December 2004. Mr. Perez was Vice President of Corporate Finance with Offshore Pipelines, Inc., an oilfield marine construction company, from October 1990 to January 1995, when that company merged with a subsidiary of McDermott International. Mr. Perez also has 15 years of experience in international energy banking.

Theodore F. Pound III became our General Counsel in October 2004 and was elected Secretary in January 2005. For ten years prior to joining us, he practiced law with the law firm of Wilson, Cribbs & Goren, P.C., Houston, Texas. Mr. Pound has practiced law for more than 27 years. Mr. Pound has represented us and managed each of our acquisitions beginning in 2001.

Bruce Sauers has served as our Vice President and Corporate Controller since July 2005. From January 2005 until July 2005, Mr. Sauers was Controller of Blast Energy Inc., an oilfield services company. From June 2004 until January 2005, Mr. Sauers worked as a financial consultant. From July 2003 until June 2004, Mr. Sauers served as controller for HMT, Inc., an above ground storage tank company. From February 2003 until July 2003, Mr. Sauers served as assistant controller at Todco, an offshore drilling contractor. Mr. Sauers has served in a financial management role for approximately 20 years.

Terrence P. Keane became Senior Vice President — Oilfield Services in January 2008. Prior to his promotion, Mr. Keane served as President and Chief Executive Officer of AirComp since its formation on July 1, 2003. In addition, Mr. Keane served as a consultant to M-I in the area of compressed air drilling from July 2002 until June 2003. From March 1999 until June 2002, Mr. Keane served as Vice President and General Manager — Exploration, Production and Processing Services for Gas Technology Institute where Mr. Keane was responsible for all sales, marketing, operations and research and development in the exploration, production and processing business unit. For 15 years prior to joining the Gas Technology Institute, Mr. Keane held various positions with

Smith International, Inc., Houston, Texas, most recently in the position of Vice President Worldwide Operations and Sales for Smith Tool.

Mark C. Patterson is Senior Vice President — Rental Services and President of Allis-Chalmers Rental Services LLC. Prior to such time Mr. Patterson served as Executive Vice President of Sales and Business Development for Allis-Chalmers Rental Services LLC, organizing, managing and coordinating the sales effort for the company. Mr. Patterson also previously worked with Oil & Gas Rental Services, Inc. since August 1989 and has over 18 years experience in the rental service business and over 27 years experience in the oil and gas service sector of the oil and gas industry. While with Oil & Gas Rental Services, Inc., Mr. Patterson served as Vice President of Sales in Houston, managing the Houston sales and marketing effort until Dec. 18, 2006.

David K. Bryan has served as President and Chief Executive Officer of Strata Directional Drilling LLC, our directional drilling segment, since February 2005. Mr. Bryan served as Vice President of Strata from June 2002 until February 2005. From February 2002 to June 2002, he served as General Manager, and from May 1999 through February 2002, he served as Operations Manager of Strata. Mr. Bryan has been involved in the directional drilling sector since 1979.

Steven Collins has served as President of Allis-Chalmers Production Services LLC, or Production Services, since December 2005. Mr. Collins was our corporate Vice President of Sales and Marketing from June 2005 to December 2005. From 2002 to 2005, Mr. Collins served as Sales Manager of Well Testing and Corporate Strategic Accounts Manager for TETRA Technologies. From 1997 to 2002, Mr. Collins was in sales for Production Well Testers. Mr. Collins has over 25 years’ experience in various sales and management positions in the oilfield services industry.

Gary Edwards has served as President of Allis-Chalmers Tubular Services LLC, or Tubular, since December 2005 after serving as Executive Vice President of Tubular since September 2005. From April 1997 to September 2005, Mr. Edwards served as Operations Manager for International Hammer/Spindletop Tubular Services, a division of Patterson Services, Inc. Mr. Edwards has been in the casing and tubing industry for the past 29 years.

John A. Meyers was appointed President of AirComp LLC in January 2008. Prior to such appointment, Mr. Meyers served as Vice President of Percussion Drilling Systems for AirComp LLC from November 2006. Mr. Meyers has also served in several managerial roles within the company that have included Engineering, Manufacturing and Product Management responsibilities. Mr. Meyers has over 25 years experience in the oilfield service industry including 20 years with Smith International and Halliburton where he had Field Engineering responsibilities for Roller Cone and PDC Bits, Directional Drilling, Down-hole Motors, MWD and Air Percussion tools. Mr. Meyers holds several US Patents pertaining to air hammers and bits and has written numerous industry papers on percussion drilling. Mr. Meyers is a graduate of Louisiana State University with a degree in Mechanical Engineering.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following is a discussion of the principles and policies underlying our executive compensation program as well as the manner and context in which we award compensation for each of the named executives identified in the Summary Compensation Table below.

Executive Compensation Philosophy and Objectives

It is critical to our long-term success and growth that our business is managed by highly capable leaders with the experience and dedication to oversee a growing and changing organization. To achieve this objective, our compensation philosophy is to recruit, retain and motivate talented and effective employees. We focus on traditional compensation principles that are geared to both our short-term and long-term performance. We adhere to the following compensation principles which influence the design and administration of our executive compensation program:

•	Compensation decisions should reflect our strategy — We have experienced rapid growth in recent years. As we have grown, we have made compensation decisions that reflect our size and growth.

•	Total compensation should reflect performance — Our compensation program provides incentives that reward executives for achieving short-term as well as long-term financial and operational goals. Our total compensation program is managed so that a significant amount of executive compensation is considered at risk, and conditioned on performance.

•	Compensation levels must be competitive — Demand for qualified executive talent in our industry is high, while the supply for this talent is limited. The level of base salaries, short-term incentive opportunities, and long-term incentive opportunities established for our named executive officers are intended to provide a total target compensation opportunity in the range of the market median for executives in comparable positions and markets in which we compete for talent.

•	Executive interests should be aligned with those of our stockholders — The value of our executive compensation programs should generally vary as our stockholders experience increase or decrease in value. Through the use of performance related annual incentives, stock option grants, and restricted stock grants, we attempt to align the long-term interests of our executives with those of our stockholders by linking a portion of executive compensation to our long-term financial performance.

•	Compensation programs should motivate executives to stay with us over the long-term — In addition to providing compensation that is competitive with the market, we attempt to provide incentive for our executives to stay with the company. We use time vested option and restricted stock awards in our compensation program, providing retention incentives for our executives to stay with us. In the last year, we entered into an employment agreement with each of our named executive officers. Each of these high performing executives have been retained for three year terms. The Compensation Committee believes that retaining each of these individuals will play a critical role in our future success.

Role of Compensation Committee

Executive officer compensation is administered by the Compensation Committee of our board of directors, which is composed of two non-employee directors who satisfy the independence requirements of the New York Stock Exchange. Our board of directors appoints the members of the Compensation Committee, and delegates to the Compensation Committee the responsibility for, among other matters:

•	evaluating and approving our overall compensation programs;

•	annually reviewing the performance of and setting the compensation (i.e., salary, incentive awards, and all other elements) for our chief executive officer;

•	annually reviewing the performance of and recommending the compensation for the other executive officers; and

•	reviewing and approving annual goals and mechanics along with administering our annual incentive and equity compensation plans and programs.

Compensation Governance

Each year the compensation paid to our chief executive officer is reviewed and approved by the Compensation Committee. The compensation awarded to our other named executive officers is proposed by the CEO, reviewed by the Compensation Committee and then recommended to the Board of Directors for final approval.

Our Board of Directors generally approves the compensation plans which govern our various direct compensation programs and elements. The table below outlines the governance of those programs.

Reviewed and
	Compensation		Recommended
	Element	Plan/Governance	By:	Approved By:

CEO	Base Salary Annual Bonus Long-Term Incentives	Employment Agreement Employment Agreement	Compensation Committee	Compensation Committee
2006 Incentive Plan

NEOs	Base Salary Annual Bonus Long-Term Incentives	Employment Agreements Employment Agreements 2006 Incentive Plan	CEO & Compensation Committee	Board of Directors

Role of Compensation Consultants

Pursuant to its charter, the Compensation Committee is authorized to retain any compensation consultants or other advisors as it deems appropriate to assist in compensation matters. Since 2007, the Compensation Committee has periodically engaged Cogent Compensation Partners, Inc., or Cogent, to serve as an independent compensation consultant to the Compensation Committee on executive compensation matters. Cogent performs work at the direction and under the supervision of the Compensation Committee and provides advice, research and analytical services on a variety of compensation related subjects.

Role of Our Executive Officers in Establishing Compensation

Mr. Hidayatallah, our chief executive officer, is actively involved in the compensation process and provides recommendations to the Compensation Committee in its evaluation and administration of compensation programs for our executive officers, including the recommendation of individual compensation levels for executive officers, other than himself. In developing compensation recommendations, Mr. Hidayatallah has relied on his many years of experience serving as an executive officer in the oilfield service industry as well as publicly available information for comparable compensation guidance. No other executive officer assumes an active role in the evaluation, design or administration of our executive officer compensation programs. Mr. Hidayatallah participates in Committee meetings relating to the compensation of our other executive officers. Mr. Hidayatallah does not attend Compensation Committee meetings that pertain to himself.

Benchmarking

We compare our compensation practices with other comparable companies when making determinations about compensation. Our current peer group of companies was established in 2006. The companies chosen as our peers were selected as representative of the sector in which we operate and of our relative size in terms of market capitalization and revenue. With the assistance of Cogent, our compensation consultant, we reviewed the compensation of our executive officers relative to that paid to executives in our peer group. We use this type of benchmarking as a source of information which complements our own analysis, and not as an independent source for making compensation related decisions. Competitive compensation information provided to us by Cogent represents only part of our decision making process and serves to help us better understand the competitive environment for executive pay.

Our peer group consists of the following companies:

•	Core Laboratories

•	Gulfmark Offshore Inc.

•	NATCO Group Inc.

•	Newpark Resources

•	Oil States Intl. Inc.

•	RPC Inc.

•	Superior Energy Services Inc.

•	Superior Well Services Inc.

•	Tesco Corp.

•	Tetra Technologies Inc.

•	W-H Energy Services Inc.

Cogent used compensation information from the peer companies and combined it with published compensation surveys specific to the energy industry to analyze the base salaries and total compensation of each of our named executive officers. The primary energy industry survey used was the 2007 Mercer Energy Compensation Survey in which 217 energy industry companies participated. Our analysis for 2007 compensation showed our named executive officers positioned near the market median of these companies for base salaries and total cash compensation.

Components of Executive Compensation

Our executive compensation program consists of the following components: base salary, annual bonus, long-term incentives, perquisites and benefits.

Base Salary

Competitive base salaries are designed to attract and retain employees by providing them with a stable source of income. In addition, base salaries for our executive officers are designed to compensate the executive for the experience, education, personal qualities and other qualifications of that individual that are essential for the specific role of such executive, while remaining competitive with the market. This market consists of both the oilfield services industry and other service-based industries. We have historically set pay at levels that reflect the qualifications of the individuals and their competing opportunities in the market. Our annual incentive compensation is expressed as a percentage of base salaries.

Base salaries are generally reviewed on an annual basis. In addition to benchmarking, as noted above, our chief executive officer considers various factors when recommending base salaries, including:

•	the executive’s individual performance;

•	the performance of the executive’s business unit within Allis-Chalmers;

•	company-wide performance;

•	the executive’s experience and expertise;

•	the executive’s position and job responsibility;

•	the executive’s years of service with us; and

•	the competitive pay levels for similar positions.

No specific weight is assigned to any of these factors and our chief executive officer exercises subjective judgment when making salary recommendations with respect to our executive officers.

Annual Incentive Compensation

A significant portion of each executive’s total compensation is variable and dependent upon the achievement of one or more goals. Annual incentive compensation primarily consists of cash bonuses. When determining these bonuses, we rely on performance criteria such as the achievement of certain earnings per share or earnings before interest, taxes, depreciation and amortization, or EBITDA, the successful completion of specific job responsibilities or the achievement of other items integral to our success. For 2007, the primary performance criteria used for our corporate executives was meeting specified earnings guidance and successfully completing individual goals pertaining to specified job responsibilities. For our chief financial officer, these goals included managing our financial reporting function, maintaining Sarbanes-Oxley compliance, obtaining financing for acquisitions and receiving an unqualified audit opinion. For our general counsel, these goals included performance related to acquisitions, the timely filing of regulatory reports and successfully managing our legal issues. These performance criteria are generally set forth in each executives’ employment agreement. For our division heads, their performance goals are generally tied to the achievement of established EBITDA goals for each such division. For each executive, our chief executive officer evaluates performance in light of the specified performance criteria for each executive and recommends to the Committee the amount of the annual incentive payment to be awarded. An annual cash bonus may be more than, less than or equal to the target cash bonus amount set for each executive.

Long-Term Incentive Compensation

We award long-term incentive compensation to focus our executives on our long-term growth and stockholder return, as well as to encourage our executives to remain with us for the long-term. Prior to 2006, we primarily granted long-term incentives in the form of stock options pursuant to our Amended and Restated 2003 Stock Option Plan. We selected this form because of the favorable accounting and tax treatment and the expectation of key employees in our industry that they would receive stock options. In 2006, we reassessed our form of award and the Committee adopted the 2006 Incentive Plan, or the 2006 Plan, in order to provide us with a mix of long-term incentive vehicles to complement our stock option awards, namely restricted stock. We do not have pre-established target award amounts for long-term incentive grants. Instead, our chief executive officer recommends the number of awards to grant to each executive.

Stock Options.  Stock options are an important aspect of our long-term compensation program. Stock options are granted with an exercise price equal to the fair market value of the option on the date of grant. In 2007, we granted stock options to our chief executive officer and chief financial officer as a means of motivating them to increase stockholder value by aligning their interests with those of our stockholders.

Restricted Stock.  Our use of restricted stock is intended to maintain consistency in management by encouraging our executives to stay with us for the long-term. Restricted stock awards provide some value to an employee during periods of stock market volatility, whereas stock options may have limited perceived value and may do little to retain and motivate employees when the current value of our stock is less than the option price. Further, restricted stock is a meaningful mechanism to align the interests of executives with those of our stockholders, without fostering an environment of undue risks.

In determining long-term incentive awards for the executives, the Compensation Committee relies on recommendations from our chief executive officer. Our chief executive officer considers several factors, including our performance, the individual performance of the executives, the share usage and associated accounting expense when determining restricted stock awards. In 2007, we granted restricted stock to our all of our named executive officers in connection with their renewed employment agreements.

Perquisites

Our named executive officers received certain perquisites in 2007 which consisted of health benefits paid for by us, payment of life insurance premiums and a monthly car allowance. We provide these benefits to our named executive officers as part of a competitive compensation package. In addition, we provide Mr. Hidayatallah with access to a company car and driver because we believe that this allows him to devote optimal time to our business and increases his efficiency.

In addition to the benefits named above, we reimburse Mr. Hidayatallah for maintaining an apartment in Houston, Texas in close proximity to our corporate office because Mr. Hidayatallah resides in California. We also reimburse Mr. Hidayatallah for expenses for traveling between Texas and California. Mr. Hidayatallah’s reimbursements for his travel expenses and his apartment in Houston are provided for in his employment agreement.

We did not provide tax gross-ups related to these perquisites in 2007.

Employee Benefits

We offer our named executive officers standard employee benefits to provide for them in time of disability and to allow us to remain competitive in the market in order to attract and retain key employees. Our primary benefits, which are available to all employees, include participation in our employee health, dental and vision plans, disability and life insurance plans and our 401(k) savings plan. We currently match 50% of the employees’ pre-tax contributions up to 6% of the employee’s salary (including bonus), subject to contribution limits. We also pay the cost of health insurance premiums for each of our named executive officers.

Compensation of the Named Executive Officers

Chairman & Chief Executive Officer

We entered into a new employment agreement with Mr. Hidayatallah effective April 2007. The terms of the agreement were proposed by Mr. Hidayatallah and the Compensation Committee retained the services of Cogent to assist in negotiating the terms of the agreement. Pursuant to his agreement, Mr. Hidayatallah’s salary was increased from $400,000 to $500,000, which represented a 25% increase in his annual salary. The salary was set just below the market median as reported by Cogent. The Compensation Committee also felt this increase was reasonable given the competitiveness of the salary in the market, and the significant strides we have made in terms of growth under the direction and leadership of Mr. Hidayatallah. The agreement also provides Mr. Hidayatallah the opportunity to earn an annual incentive bonus equal to 100% of his base salary, which makes him eligible to receive up to $1 million in annual total cash compensation. The resulting total cash compensation would position Mr. Hidayatallah’s pay near the market median if the annual incentive bonus was achieved. For 2007, Mr. Hidayatallah’s annual incentive bonus was based on Allis-Chalmers meeting specified earnings guidance of not less than $1.70 per share. Although Mr. Hidayatallah did not receive his target annual incentive bonus for 2007 because we did not meet our specified earnings guidance for the year (actual earnings were $1.46 per share), he did receive a discretionary $100,000 bonus for the first quarter of 2007 for growing Allis-Chalmers’ operations both domestically and internationally.

In connection with his employment agreement, Mr. Hidayatallah was awarded 685,000 shares of performance-based restricted stock and 200,000 stock options. The annualized present value of the award is approximately $4.66 million, which is equivalent to 5.8 times the annualized long-term incentive value awarded at the 75th percentile of our peer group. The Compensation Committee granted these awards in order to recognize the dedication and leadership of Mr. Hidayatallah as well as to further retain and motivate Mr. Hidayatallah to continue to focus on the growth of Allis-Chalmers. While this award’s value falls within the top quartile of the market, which is generally outside our normal compensation strategy, the Compensation Committee considered the significant growth of Allis-Chalmers since inception under the direction of Mr. Hidayatallah. Particularly, the Compensation Committee noted that in 2003 we had revenues of approximately $33 million with net income of approximately $2.3 million and in 2007 our revenues increased to approximately $571 million with net income of approximately $50.4 million. In addition, our market capitalization increased from approximately $12 million in 2003 to approximately $512 million in 2007. The Compensation Committee also felt the restricted stock award was appropriate because it is performance based, making it both tax deductible and stockholder friendly since the performance measure of the restricted stock award is based upon an increase each year in total stockholder return.

Chief Financial Officer

We entered into a new employment agreement with Mr. Perez effective April 2007. Pursuant to his new agreement, Mr. Perez’ salary was increased from $260,000 to $286,000, which represented approximately a 10% increase in his annual salary. In considering the competitiveness of the increase, the Compensation Committee was provided with market data which showed the increase would position his base salary just above the market median. The agreement also provides Mr. Perez the opportunity to earn an annual incentive bonus equal to 50% of his base salary. The total cash compensation that Mr. Perez is eligible to receive is between the market 25th percentile and the median, according to information provided to the Compensation Committee by Cogent. For 2007, Mr. Perez’ annual incentive bonus was based on him meeting individual performance goals of managing our financial reporting function, maintaining Sarbanes-Oxley compliance, obtaining financing for acquisitions and receiving an unqualified audit opinion from our independent public accountants. In addition, Mr. Perez’ annual incentive bonus was based on Allis-Chalmers meeting specified earnings guidance of not less than $1.70 per share. Although Mr. Perez met his individual performance goals, we did not meet our earnings guidance for the year (actual earnings were $1.46 per share). Therefore, Mr. Perez did not receive an annual incentive bonus for 2007.

In connection with his employment agreement, Mr. Perez was awarded 15,000 stock options and 25,000 shares of performance-based restricted stock. The annual present value of the equity on the date of grant positioned Mr. Perez’ total direct compensation around the market 75th percentile, according to a report provided to us by Cogent. In making these grants, the Compensation Committee considered such factors as his role in obtaining financing for our acquisitions, his oversight in the successful implementation of our financial controls systems, his receipt of three consecutive “clean” audit opinions and for his overall leadership in the accounting and finance function.

General Counsel & Secretary

We entered into a new employment agreement with Mr. Pound in December 2007. Pursuant to his new agreement, Mr. Pound’s salary was increased from $240,000 to $250,000, which represented approximately a 4% increase and positioned his base salary at market median. The agreement also provides Mr. Pound the opportunity to earn an annual incentive bonus equal to 50% of his base salary. The total cash compensation that Mr. Pound is eligible to receive is between the market 25th percentile and the median, based on information provided by Cogent. For 2007, Mr. Pound’s annual incentive bonus was based on him meeting individual performance goals of successfully completed acquisitions, timely filing of regulatory reports and successful management of our legal issues. In addition, Mr. Pound’s annual incentive bonus was based on Allis-Chalmers meeting specified earnings guidance of not less than $1.70 per share. Although Mr. Pound met his individual performance goals, we did not meet our earnings guidance for the year (actual earnings were $1.46 per share). Therefore, Mr. Pound did not receive an annual incentive bonus for 2007.

In connection with his employment agreement, Mr. Pound was awarded 15,000 shares of restricted stock. This equity grant was awarded to Mr. Pound for the high level of responsibility he assumed in successfully overseeing our acquisitions and other important compliance responsibilities. In addition, these equity awards were made to retain and motivate Mr. Pound to focus on the long-term growth of Allis-Chalmers.

President and CEO of Strata Directional Technology LLC

We entered into a new employment agreement with Mr. Bryan in July 2007. Mr. Bryan’s salary was maintained at $250,000 as his base salary was already positioned between the market median and the 75th percentile. The agreement also provides Mr. Bryan the opportunity to earn an annual incentive bonus equal to 100% of his base salary. The total cash compensation that Mr. Bryan is eligible to receive is above the market’s 75th percentile, according to information provided to the Compensation Committee by Cogent. For 2007, Mr. Bryan’s annual incentive bonus was based on Strata Directional Technology LLC, or Strata, meeting financial goals of EBITDA of $21.9 million for the year. Mr. Bryan received an annual incentive bonus of $231,250 for meeting such financial goals.

In connection with his employment agreement, Mr. Bryan was awarded 112,500 shares of restricted stock for 2007. This equity grant was awarded to Mr. Bryan for being the highest performing named executive officer in 2007. Despite losing 19 directional drillers in 2007, his division maintained EBITDA and revenue targets and had the highest return on capital employed. In addition, the Compensation Committee considered the high performance of Strata Directional Technology LLC, or Strata, over the past five years. In 2003, Strata had revenues of $16.0 million and EBITDA of $1.4 million. Under the leadership of Mr. Bryan, in 2007 Strata had increased its revenues to $96 million with EBITDA of $21.9 million. Strata also has the highest return on capital employed among all of our business segments. The size of Mr. Bryan’s equity award in comparison to those made to other named executive officers for 2007, other than the chief executive officer, is a reflection of Mr. Bryan’s exceptional performance during 2007.

Senior Vice President — Oilfield Services

We entered into a new employment agreement with Mr. Keane in July 2007 and increased his salary from $175,000 to $225,000, which represented a 29% increase in his annual base salary. Mr. Keane’s 2007 compensation is based upon his service as President of AirComp LLC. In January 2008, Mr. Keane was promoted to Senior Vice President — Oilfield Services and his salary was increased to $250,000. The increase positioned Mr. Keane’s salary between the market median and the 75th percentile. In April 2008, Mr. Keane’s employment agreement was amended to reflect his new position and his salary was increased to $275,000.

The agreement also provides Mr. Keane the opportunity to earn an annual incentive bonus equal to 100% of his base salary. The total cash compensation that Mr. Keane is eligible to receive is above the market’s 75th percentile according to information provided to the Compensation Committee by Cogent. For 2007, Mr. Keane’s annual incentive bonus was based on AirComp LLC meeting financial goals of EBITDA of $16.1 million for the year. Mr. Keane received an annual incentive bonus of $156,250 for meeting such financial goals.

In connection with his employment agreement, Mr. Keane was awarded 45,000 shares of restricted stock in 2007. This award was made in part as consideration for his role in the revenue growth of his division over the past 5 years. In 2003, AirComp LLC had revenues of $6.7 million and EBITDA of $1.2 million. Under the leadership of Mr. Keane, in 2007 AirComp LLC had revenues of $51 million and EBITDA of $16.8 million. In addition, the equity award was made to further retain and motivate Mr. Keane to continue in our successful growth.

Executive Compensation Policies and Processes

Equity Award Grant Practices

We award all stock options to purchase our common stock to executive officers and all other employees at the market price of our common stock on the grant date. Employees are not allowed to select the effective date of stock option grants and neither we nor the Compensation Committee has ever back-dated any option awards. Although the Compensation Committee does not set specific dates in which it makes equity awards, the Compensation Committee does not time its approval of equity awards around the release of any material non-public information.

Policy Regarding Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits our ability to take a federal income tax deduction for compensation paid to our named executive officers in excess of $1 million. The stock options we grant have been structured to qualify as performance-based so they are not subject to this deduction limitation. Although the Compensation Committee will seek to utilize deductible forms of compensation to the extent practicable, it believes it is important to preserve flexibility in administering compensation programs. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m).

For 2007, our executive compensation had the following implications under Section 162(m) of the Internal Revenue Code:

•	Base salaries for all named executive officers were fully deductible in 2007 as each of those salaries were under $1 million.

•	Stock options awards were granted under the stockholder approved 2006 Incentive Plan and are deductible as performance-based compensation under Section 162(m).

The restricted shares granted to our CEO in connection with his employment agreement were granted under the stockholder approved 2006 Incentive Plan and are deductible as performance-based compensation because they vest only upon the achievement of certain performance goals.

Executive Stock Ownership Guidelines

We do not currently have any policy or guidelines that require a specified ownership of our common stock by our directors or executive officers or stock retention guidelines applicable to equity-based awards granted to directors and executive officers. However, the Compensation Committee has committed itself to working with

Cogent Compensation Partners, Inc. to develop and establish stock ownership requirements. The Compensation Committee believes that establishing ownership guidelines will more closely align our key executives’ interests with those of our stockholders. The Compensation Committee will establish target ownership requirements by conducting a study into the market levels of required ownership.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of the Board of Directors

Ali H. M. Afdhal
Zane Tankel

Summary Compensation Table

The following table provides a summary of the cash and non-cash compensation for the year ended December 31, 2007 and 2006 for each of (1) the Chief Executive Officer and the Chief Financial Officer and (2) each of our three most highly compensated executive officers during 2007 other than the Chief Executive Officer or Chief Financial Officer. We refer to these executives collectively as the named executive officers.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards(1)	Awards(2)	Compensation	Compensation(5)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)(3)	($)	($)

Munawar H. Hidayatallah	2007	475,000	100,000	2,013,444	547,115	—	139,034	3,274,593
Chairman & Chief Executive Officer	2006	400,000	—	—	845,694	400,000	88,240	1,733,934
Victor M. Perez	2007	270,833		63,608	81,912	—	43,000	459,353
Chief Financial Officer	2006	248,833	100,000	—	212,551	120,000	21,801	703,185
Theodore F. Pound	2007	240,833	—	6,346	65,852	—	29,751	342,782
General Counsel and Secretary	2006	205,500	100,000	—	230,142	90,000	15,923	641,565
David Bryan	2007	250,000	—	309,877	5,284	231,250	21,148	817,559
President and Chief Executive Officer of Strata Directional Technology LLC	2006	187,000	—	—	33,038	174,996	12,941	407,975
Terence P. Keane(4)	2007	202,404	—	287,653	38,399	156,250	40,393	725,099
Senior Vice President — Oilfield Services	2006	172,038	—	—	128,957	87,500	16,062	404,557

(1)	The amounts indicated represent the aggregate dollar amount of compensation expense, excluding the reduction for risk of forfeiture, related to restricted stock awards recognized in our financial statements during fiscal year 2007. The expense was determined in accordance with FAS 123(R) as disclosed in Notes 1 and 10 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2007.

(2)	The amounts indicated represent the aggregate dollar amount of compensation expense, excluding the reduction for risk of forfeiture, related to stock option awards recognized in our financial statements during fiscal year 2007 and includes amounts from awards granted prior to 2007. The expense was determined in accordance with FAS 123(R) as disclosed in Notes 1 and 10 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2007.

(3)	The amounts indicated represent annual incentive compensation paid pursuant to each executives employment agreement.

(4)	Mr. Keane’s promotion to Senior Vice President — Oilfield Services was effective January 29, 2008. During 2007, Mr. Keane served as President and Chief Executive Officer of AirComp LLC.

(5)	The following table provides a summary of the All Other Compensation column and includes all perquisites:

Summary of All Other Compensation

			401(k) plan		Allis-Chalmers	Other
		Health	Matching	Car	Provided	Personal
		Benefits(1)	Contributions	Allowance	Car(2)	Benefits(3)	Total
Name	Year	($)	($)	($)	($)	($)	($)

Munawar H. Hidayatallah	2007	62,788	7,500	—	12,302	56,444	139,034
	2006	27,832	3,750	—	7,023	49,635	88,240
Victor M. Perez	2007	23,513	7,488	12,000	—	—	43,001
	2006	10,723	4,578	6,500	—	—	21,801
Theodore F. Pound	2007	10,001	7,750	12,000	—	—	29,751
	2006	9,623	4,800	1,500			15,923
David Bryan	2007	10,801	4,347	6,000	—	—	21,148
	2006	6,941	—	6,000	—	—	12,941
Terence P. Keane	2007	22,418	5,975	12,000	—	—	40,393
	2006	5,751	2,311	8,000	—	—	16,062

(1)	The amounts indicated represent actual health benefit premiums and expenses paid by Allis-Chalmers.

(2)	We provide a company car and driver to Mr. Hidayatallah for business reasons and for commuting to and from the office. The cost of the driver was determined by allocating a portion of the total actual employment costs of the administrative employee based on amount of driving time per employee. The cost of the company car was determined by allocating a portion of the car purchase price (total cost divided by three for the expected usage of the car in years), annual cost of insurance, maintenance and other costs based on mileage incurred for commuting and personal use by each employee.

(3)	Other personal benefits for Mr. Hidayatallah include $23,415 in Allis-Chalmers-paid airline flights and $33,029 in apartment and utility costs for the corporate apartment in Houston, Texas for the fiscal year 2007.

Grant of Plan-Based Awards for Fiscal Year 2007

The following table sets forth the grants of plan-based awards for 2007 as a dollar amount for each of the named executive officers. All equity-based awards were granted under our 2006 Incentive Plan.

								All Other	All Other
								Stock	Option
								Awards:	Awards:		Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	Exercise or	Fair Value
		Under Non-Equity Incentive			Under Equity Incentive			Shares	Securities	Base Price	of Stock
		Plan Awards(1)			Plan Awards(2)			of Stock	Underlying	of Option	and Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Grant Date	$	$	$	#	#	#	#(3)	#(4)	$/sh	$(5)

Munawar H. Hidayatallah		—	475,000	—
	8/3/2007								200,000	21.95	2,607,824
	9/17/2007				—	685,000	685,000				11,390,358
Victor M. Perez			139,750
	8/3/2007				—	15,000	15,000			21.95	165,056
	8/3/2007				—	25,000	25,000				462,946
Theodore F. Pound			120,000
	12/3/2007							15,000			231,150
David Bryan		—	218,500	—
	6/14/2007							37,500			830,250
	10/14/2007							75,000			1,440,750
Terrence P. Keane		—	212,500	—
	6/14/2007							45,000			996,300

(1)	Reflects each named executive officer’s target amount of the annual cash incentive bonus under our non-equity incentive compensation plan for 2007. The amounts of the performance bonus awards made to the named executive officers pursuant to the incentive compensation plan for 2007 are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.

(2)	The amounts indicated represent performance based restricted stock awards and options granted during fiscal year 2007. The vesting schedules, upon satisfying performance criteria, for the awards granted during the fiscal year 2007 are disclosed in footnotes 2, 6 and 7 in the following Outstanding Equity Awards table.

(3)	The amounts indicated represent restricted stock awards granted during fiscal year 2007. The vesting schedules for restricted stock awards granted during the fiscal year 2007 are disclosed in the footnotes in the following Outstanding Equity Awards table.

(4)	The amounts indicated represent options granted during fiscal year 2007. The vesting schedules for option awards granted during the fiscal year 2007 are disclosed in the footnotes in the following Outstanding Equity Awards table.

(5)	The valuation of restricted stock awards and stock options were determined in accordance with FAS 123(R) as disclosed in Notes 1 and 10 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End 2007

The following table sets forth information regarding outstanding equity awards for each of our named executive officers for 2007.

	Options Awards						Stock Awards
												Equity
										Equity		Incentive
			Equity							Incentive		Plan Awards:
			Incentive							Plan Awards:		Market or
			Plan Awards:						Market	Number		Payout Value
			Number of				Number of		Value of	of Unearned		of Unearned
			Securities				Shares or		Shares or	Shares, Units		Shares, Units
			Underlying				Units of		Units of	or Other		or Other
	Number of Securities		Unexercised		Option		Stock		Stock	Rights		Rights
	Underlying Unexercised		Unearned		Exercise	Option	That Have		That Have	That Have		That Have
	Options #		Options		Price	Expiration	Not Vested		Not Vested	Not Vested		Not Vested
Name	Exercisable	Unexercisable	#		$	Date	#		$(1)	#		$(1)

Munawar H. Hidayatallah	200,000				3.86	2/2/2015
	83,333				10.85	12/15/2015
		200,000			21.95	8/3/2017
										685,000	(6)	10,103,750
Victor M. Perez	25,000				4.85	11/13/2014
	45,000				10.85	12/15/2015
			15,000	(2)	21.95	8/3/2017
										25,000	(7)	368,750
Theodore F. Pound III	40,000				4.85	11/13/2014
	50,000				10.85	12/15/2015
							15,000	(3)	221,250
David Bryan	20,000				4.87	5/24/2015
							37,500	(4)	553,125
							75,000	(5)	1,106,250
Terrence P. Keane	15,000				4.87	5/24/2015
	25,000				10.85	12/15/2015
							45,000	(4)	663,750

(1)	The values represented have been calculated by multiplying $14.75, the closing price of our common stock on December 31, 2007, by the number of shares of restricted stock.

(2)	The performance-based stock options were granted on August 3, 2007 and vest 20% on August 3, 2008, 20% on August 3, 2009 and 60% on August 3, 2010. Alternatively, the award vests 100% on August 3, 2010 if certain performance goals are met. Vesting is also contingent on continued employment.

(3)	The restricted stock awards were granted on December 3, 2007 and vest 20% on December 3, 2008, 20% on December 3, 2009 and 60% on December 3, 2010.

(4)	The restricted stock awards were granted on June 14, 2007 and vest 20% on June 14, 2008, 20% on June 14, 2009 and 60% on June 14, 2010.

(5)	The restricted stock awards were granted on October 4, 2007 and vest 20% on October 4, 2008, 20% on October 4, 2009 and 60% on October 4, 2010.

(6)	The performance-based restricted stock awards were granted on September 17, 2007 and vest one-third each on April 1, 2008, 2009 and 2010 if certain performance goals are met. Alternatively, the award vests 100% on April 1, 2010 if certain performance goals are met. Vesting is also contingent on continued employment, except in the case of death or disability.

(7)	The performance-based restricted stock awards were granted on August 3, 2007 and vest 20% on August 3, 2008, 20% on August 3, 2009 and 60% on August 3, 2010. Alternatively, the award vests 100% on the third anniversary date if certain performance goals are met. Vesting is also contingent on continued employment.

Option Exercises and Stock Vested During Fiscal Year 2007

The following table sets forth information concerning each exercise of stock options and each vesting of stock, including restricted stock and similar instruments, during 2007 for each of our named executive officers on an aggregated basis.

	Option Awards
	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise
Name	(#)	($)

Munawar H. Hidayatallah	—	—
Victor M. Perez	18,000	$271,616
Theodore F. Pound III	10,000	$161,538
David Bryan	35,000	$536,099
Terence P. Keane	10,000	$146,315

Director Compensation for Fiscal Year 2007

We use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on our board of directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to Allis-Chalmers, as well as the level of knowledge and experience that we require of members of our board of directors. Our Compensation Committee is responsible for reviewing and recommending our compensation policy regarding fees and equity compensation paid and granted to our directors. Our board of directors approves all director compensation based on the Compensation Committee’s recommendations. Directors who are also our employees do not receive cash or equity compensation for service on the board in addition to compensation payable for their service as employees of Allis-Chalmers.

Mr. Hidayatallah, our chief executive officer, is actively involved in the compensation process of our board of directors and provides recommendations to the Compensation Committee in its evaluation and setting of director compensation. Historically, we have not engaged a compensation consultant to assist in setting director compensation.

Our current policy is to pay each of our non-management directors (currently all directors other than Messrs. Hidayatallah and Toboroff) a retainer of $10,000 each quarter. Each non-management director serving on a committee of the board of directors will receive an additional $1,500 each quarter for service on such committee, and each non-management director serving as chairman or co-chairman of a committee of the board of directors will receive an additional $1,500 each quarter for acting as chairman or co-chairman of such committee. In addition, our “audit committee financial expert” will receive an additional $12,500 on a quarterly basis. For the first three quarters of 2007, each non-management director received a retainer of $8,750 each quarter. Each non-management director serving on a committee of the board of directors received an additional $1,250 each quarter for service on such committee, and each non-management director serving as chairman or co-chairman of a committee of the board of directors received an additional $2,500 each quarter for acting as chairman or co-chairman of such committee. In addition, our “audit committee financial expert” receive an additional $7,500 on a quarterly basis. Directors are also compensated for out-of-pocket travel expenses.

The following table sets forth information concerning the compensation of each of our directors during 2007.

	Fees Earned
	or		Stock		Option	All Other
	Paid in Cash		Awards(2)		Awards	Compensation		Total
Name(1)	($)		($)		($)	($)		($)

Ali H.M. Afdhal	50,500	(3)	63,104	(4)	—	—		113,604
Alejandro Bulgheroni	36,250	(5)	63,104	(4)	—	—		99,354
Carlos Bulgheroni	36,250	(5)	63,104	(4)	—	—		99,354
Victor F. Germack	90,500	(3)	63,104	(4)	—	—		153,604
James M. Hennessy	29,000	(6)	37,655	(7)	—	—		66,655
John E. McConnaughy Jr.	50,500	(3)	63,104	(4)	—	—		113,604
Robert E. Nederlander	55,750	(8)	63,104	(4)	—	—		118,854
Zane Tankel	39,663	(9)	46,888	(10)	—	—		86,551
Leonard Toboroff	156,250	(11)	64,934	(4)	—	23,683	(7)	244,867

(1)	Mr. Adams and Mr. Hidayatallah were each members of our board of directors and executive officers during 2007 and have been omitted from the table because they did not receive any additional compensation for serving on our board. Mr. Adams resigned from the board effective May 2, 2008. Information regarding Mr. Hidayatallah’s compensation is listed in the Summary Compensation Table in this proxy statement.

(2)	The amounts indicated represent the aggregate dollar amount of compensation expense, excluding the reduction for risk of forfeiture, related to restricted stock awards recognized in our financial statements during fiscal year 2007 and includes amounts from awards granted prior to 2007. The expense was determined in accordance with FAS 123(R) as disclosed in Notes 1 and 10 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2007. As of December 31, 2007, each of our directors, except for Messrs. Adams and Hidayatallah, owned 4,000 shares of restricted stock that vested on October 4, 2008.

(3)	This amount includes $500 that was paid in May 2008 to correct a deficiency in the amount paid for services rendered in 2007.

(4)	Directors were granted 4,000 restricted stock awards on October 4, 2007 with a grant date fair value of $76,840. The valuation of restricted stock awards were determined in accordance with FAS 123(R) as disclosed in Notes 1 and 10 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2007.

(5)	This amount includes $1,250 that was paid in May 2008 to correct a deficiency in the amount paid for services rendered in 2007.

(6)	This amount includes $2,750 that was paid in May 2008 to correct a deficiency in the amount paid for services rendered in 2007.

(7)	Mr. Hennessy was granted 4,000 shares of restricted stock on October 4, 2007 with a grant date fair value of $76,840 and 1,200 shares of restricted stock on December 20, 2007 with a grant date fair value of $18,468. The valuation of restricted stock awards were determined in accordance with FAS 123(R) as disclosed in Notes 1 and 10 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2007.

(8)	This amount includes $750 that was paid in May 2008 to correct a deficiency in the amount paid for services rendered in 2007.

(9)	This amount includes $1,750 that was paid in May 2008 to correct a deficiency in the amount paid for services rendered in 2007.

(10)	Mr. Tankel was granted 4,000 shares of restricted stock on October 4, 2007 with a grant date fair value of $76,840 and 1,800 shares of restricted stock on December 20, 2007 with a grant date fair value of $27,702. The valuation of restricted stock awards were determined in accordance with FAS 123(R) as disclosed in Notes 1 and 10 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2007.

(11)	This amount includes consulting fees paid to Mr. Toboroff of $12,500 per month from January 2007 through September 2007 and $15,000 per month beginning October 2007, pursuant to an oral consulting agreement with Mr. Toboroff.

Employment Agreements and Change-in-Control Arrangements with Management

The following is a description of the employment agreements and change-in-control arrangements that are currently in effect with respect to each named executive officer. The amount of compensation payable to each named executive officer upon termination with or without cause, termination due to death or disability, termination for good reason and various change-in-control scenarios is shown below. The amounts shown assume that such termination was effective as of December 28, 2007, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from us.

Employment Agreements

Munawar H. Hidayatallah serves as our Chairman and Chief Executive Officer pursuant to the terms of a three-year employment agreement effective as of April 1, 2007. Under the terms of his employment agreement, Mr. Hidayatallah receives an annual base salary of $500,000 subject to an annual increase. In addition, Mr. Hidayatallah is entitled to receive a bonus in an amount equal to 100% of his base salary if he meets certain strategic objectives specified in the agreement. Mr. Hidayatallah is also entitled to four weeks vacation per year and is eligible to participate in all employee incentive compensation plans and to receive all of the fringe benefits provided to all employees. Pursuant to the agreement, Mr. Hidayatallah was permitted to assume ownership on his life insurance policy that was held by Allis-Chalmers. The agreement also provides for (a) tax gross-up payments for taxes incurred under Section 4999 of the Internal Revenue Code, (b) reimbursement of legal fees incurred in connection with the negotiation of his employment agreement and (c) reimbursements for travel and lodging related to Mr. Hidayatallah’s travel from his principal residence to our headquarters in Houston, Texas. Mr. Hidayatallah is also subject to customary non-compete and non-solicitation provisions for the term of his agreement. Information with respect to compensation upon termination with or without cause, termination due to death or disability, and various change-in-control scenarios is set forth below under “Severance and Change in Control Arrangements.”

Victor M. Perez serves as our Chief Financial Officer pursuant to the terms of a three-year employment agreement effective as of April 3, 2007. Under the terms of the employment agreement, Mr. Perez receives an annual base salary of $286,000 subject to an annual increase in the discretion of the board of directors. In addition, Mr. Perez is entitled to receive a bonus in an amount equal to up to 50% of his base salary if he meets certain strategic objectives specified in his employment agreement. Mr. Perez is also entitled to four weeks vacation per year and is eligible to participate in all employee incentive compensation plans and to receive all of the fringe benefits provided to all employees. Mr. Perez is subject to customary non-compete and non-solicitation provisions for the term of his agreement. Information with respect to compensation upon termination with or without cause, termination due to death or disability, and various change-in-control scenarios is set forth below under “Severance and Change in Control Arrangements.”

Theodore F. Pound III serves as our General Counsel and Secretary pursuant to the terms of a three-year employment agreement dated as of December 3, 2007. Under the terms of the employment agreement, Mr. Pound receives an annual base salary of $250,000 subject to an annual increase in the discretion of the board of directors. In addition, Mr. Pound is entitled to receive a bonus in an amount equal to up to 50% of his base salary if he meets certain strategic objectives specified in his employment agreement. Mr. Pound is also entitled to four weeks vacation per year, a $1,000 monthly car allowance and is eligible to participate in all employee incentive compensation plans and to receive all of the fringe benefits provided to all employees. Mr. Pound is subject to customary non-compete and non-solicitation provisions for the term of his agreement. Information with respect to compensation upon termination with or without cause, termination due to death or disability, and various change-in-control scenarios is set forth below under “Severance and Change in Control Arrangements.”

David Bryan, President and Chief Executive Officer of our subsidiary Strata Directional Technology LLC, or Strata, is employed pursuant to a three-year employment agreement effective July 1, 2007. Under the terms of the employment agreement, Mr. Bryan receives an annual base salary of $250,000 subject to an annual increase in the discretion of the board of directors. In addition, Mr. Bryan is entitled to receive a bonus based on budgeted EBITDA provided that Strata meets designated minimum earnings targets and provided further that such bonus shall not exceed 100% of Mr. Bryan’s base salary. The bonus calculation is subject to adjustment in subsequent years.

Mr. Bryan is also entitled to four weeks vacation per year, a $1,0000 monthly car allowance, and is eligible to participate in all employee incentive compensation plans and to receive all of the fringe benefits provided to all employees. Mr. Bryan is also subject to customary non-compete and non-solicitation provisions for the term of his agreement. Information with respect to compensation upon termination with or without cause, termination due to death or disability, and various change-in-control scenarios is set forth below under “Severance and Change in Control Arrangements.”

Terrence P. Keane was promoted to Senior Vice President — Oilfield Services in January 2008 and his base salary was increased to $250,000. Prior to his promotion, Mr. Keane served as President of Aircomp LLC. In connection with such promotion, we amended Mr. Keane’s previous employment agreement in April 2008. Pursuant to the amended agreement, Mr. Keane is entitled to a base salary of $275,000, subject to an annual increase in the discretion of the board of directors. For 2008, Mr. Keane is entitled to receive (1) a bonus of up to 50% of his base salary based upon AirComp LLC meeting budgeted EBITDA targets established by management for the first six months of 2008 and (2) a bonus of up to 50% based upon our Oilfield Services segment meeting budgeted EBITDA targets established by our management for the last six months of 2008. For the remaining term of his agreement, Mr. Keane is entitled to receive a bonus of up to 100% of his base salary based upon our Oilfield Services segment meeting budgeted earnings before taxes, interest and depreciation targets established by management. Mr. Keane is also entitled to six weeks vacation per year and is eligible to participate in all employee incentive compensation plans and to receive all of the fringe benefits provided to all employees. In addition, Mr. Keane is entitled to a $1,000 monthly car allowance. The employment agreement also contains customary non-compete and non-solicitation provisions. Information with respect to compensation upon termination with or without cause, termination due to death or disability, and various change-in-control scenarios is set forth below under “Severance and Change in Control Arrangements.”

Severance and Change in Control Arrangements

The following severance and change in control arrangements apply to each of the named executive officers, who are referred to as an “executive” for purposes of this discussion.

Each executive’s employment agreement provides that if his employment is terminated by us upon his death, disability or for cause, we will pay him his earned but unpaid salary as of the date of termination, any unpaid expense reimbursements, compensation for accrued, unused vacation as of the date of termination and any further compensation that may be provided by the terms of any benefit plans in which he participates and the terms of any outstanding equity grants. Termination for “Cause” for Messrs. Hidayatallah, Perez and Pound shall occur immediately if the executive commits (1) a criminal act involving dishonesty or moral turpitude or (2) a material breach of any of the terms and provisions of his employment agreement or fails to obey written directions by our President or Chief Executive Officer (or, in the case of Mr. Hidayatallah, our board of directors) which are not inconsistent with his employment agreement. Messrs. Bryan and Keane’s employment agreements defines “Cause” to mean:

•	the commission of any act of dishonesty, fraud, misrepresentation, misappropriation, or embezzlement involving Allis-Chalmers;

•	the unauthorized use or disclosure of any confidential information or trade secrets of Allis-Chalmers;

•	any violation of a law or regulation applicable to our business, which violation does or is reasonably like to cause material injury to Allis-Chalmers;

•	executive’s conviction of, or plea of nolo contendere or guilty to (a) a felony or (b) any other crime which involves moral turpitude;

•	executive’s continued failure, in the sole discretion of the board, to perform the principal duties, functions and responsibilities of his position (other than any such failure resulting from executive’s disability) or to follow the directives of the board after written notice from Allis-Chalmers identifying the deficiencies in performance and a reasonable cure period of not less than thirty (30) days of any breach capable of cure;

•	gross negligence or willful misconduct in the performance of executive’s duties; or

•	a material and willful breach of executive’s fiduciary duties to Allis-Chalmers.

Each executive’s employment agreement provides that if his employment is terminated by us without cause or if the executive resigns within a six month period of being constructively terminated (as defined below), we will pay him his earned but unpaid salary, unearned salary for the lesser of one year following termination of employment or the remainder of the employment agreement (except for Messrs. Bryan and Keane who will receive payments through the end of their employment agreement and Mr. Hidayatallah who will receive payments equal to three times his then current annual salary) in semi-monthly payments, any unpaid expense reimbursements, compensation for accrued, unused vacation as of the date of termination and any further compensation that may be provided by the terms of any benefit plans in which he participates and the terms of any outstanding equity grants. In general, a “constructive termination” would occur if we:

•	demote the executive to a lesser position, either in title or responsibility;,

•	decrease the executive’s salary or benefits below the highest level in effect at anytime during his employment;,

•	require the executive to relocate to a principal place of business more than 50 miles from our current principal place of business, with certain exceptions;,

•	are subject to a change in control (as defined below), unless executive accepts employment with the successor; or

•	breach any other material term of the employment agreement which is not cured within 30 days after receiving notice of such breach.

A “change in control” as defined in the employment agreements includes:

•	the acquisition by any individual, entity or group, or person of ownership of more than 50% of either (1) the then outstanding shares of common stock or (2) the combined voting power of our then outstanding voting securities entitled to vote, with certain exceptions;

•	individuals who currently constitute the board of directors cease for any reason to constitute at least a majority of the board, with several exceptions;

•	a complete liquidation or dissolution of Allis-Chalmers; or

•	(a) the consummation of a reorganization, merger or consolidation or (b) the sale or other disposition of all or substantially all of our assets unless, in each case, immediately following the event

•	Our stockholders immediately before the event own, directly or indirectly, at least 50% of the combined voting power of our then outstanding voting securities in substantially the same proportion as their ownership of us, or

•	At least a majority of the members of the board of directors of the entity resulting from the transaction were members of the incumbent board at the time of the execution of the agreement providing for the transaction.

The following table sets forth the estimated payments and benefits that would be provided to each named executive officer, other than Mr. Hidayatallah, if such officer’s employment had been terminated on December 31, 2007 by us without cause or upon a change of control:

		Value of Unvested		Value of Unvested
		Equity Awards if		Equity Awards if	Total if	Total if
	Salary	Change of		Terminated	Change of	Terminated
Name	Continuation	Control(1)		Without Cause(1)	Control	Without Cause

Victor M. Perez,	$286,000	$368,750		—	$654,750	$286,000
Chief Financial Officer
Theodore F. Pound III,	$250,000	$221,250	(2)	—	$471,250	$250,000
General Counsel and Secretary
David Bryan,	$625,000	$1,659,375	(2)	—	$2,284,375	$625,000
President and Chief Executive Officer of Strata Directional Technology LLC
Terrence P. Keane,	$562,500	$663,750	(2)	—	$1,226,250	$562,500
Senior Vice President — Oilfield Services

(1)	The value of accelerated stock options have been calculated as the difference between the strike price and the market price of $14.75 per share of our common stock as of December 31, 2007, multiplied by the number of options vesting as a result of the change of control. The value of restricted stock has been calculated by multiplying $14.75, the closing price of a share of our common stock on December 31, 2007, by the number of shares of restricted stock held by each named executive officer that would vest.

(2)	The equity awards represented by this column would vest only if there was a change of control of Allis-Chalmers and the successor company refused to assume or continue the agreement covering these shares.

The following table sets for the estimated payments and benefits that would be provided to Mr. Hidayatallah if his employment had been terminated on December 31, 2007 by us due to his death or disability, with or without cause or upon a change of control:

	Salary	Value of Unvested
Event	Continuation	Equity Awards(1)	Total

Death	—	$10,103,750	$10,103,750
Disability	—	$10,103,750	$10,103,750
For Cause	—	—	—
Without Cause	$1,500,000	$10,103,750	$11,603,750
Change of Control	$1,500,000	$10,103,750	$11,603,750

(1)	This amount represents 685,000 shares of performance-based restricted stock multiplied by $14.75, the closing price of a share of our common stock on December 31, 2007.

Liability and Indemnification of Officers and Directors

Our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of a director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derives an improper personal benefit. If the Delaware General Corporation Law is amended to authorize the further elimination or limitation of directors’ liability, then the liability of our directors will automatically be limited to the fullest extent provided by law. Our certificate of incorporation and by-laws also contain provisions to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We also maintain indemnification insurance on behalf of our directors. In addition, our board of directors has approved and we are in the process of entering into indemnification agreements with all of our directors and executive officers. These provisions and agreements may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from our directors and officers. We believe that these contractual agreements and the provisions in our certificate of incorporation and by-laws are necessary to attract and retain qualified persons as directors and officers.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of outstanding shares of our common stock as of October 14, 2008 for:

•	each of our named executive officers;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	each other person known by us to be a beneficial owner of more than 5% of our outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

The address of each director and executive officer is c/o Allis-Chalmers Energy Inc., 5075 Westheimer, Suite 890, Houston, Texas 77056.

	Shares Beneficially
	Owned
Name and Address	Number	Percentage(1)

Named Executive Officers:
Munawar H. Hidayatallah(2)	1,542,404	4.3
Victor M. Perez(3)	98,000	*
Theodore F. Pound III(4)	120,000	*
David Bryan(5)	112,500	*
Terrence P. Keane(6)	130,000	*
Directors:
Ali H. M. Afdhal	7,000	*
Munir Akram	—	—
Alejandro P. Bulgheroni(7)	2,307,000	6.5
Carlos A. Bulgheroni(8)	1,007,000	2.8
Victor F. Germack	13,000	*
James M. Hennessy	20,200	*
John E. McConnaughy, Jr.(9)	4,000	*
Robert E. Nederlander(10)	554,732	1.6
Zane Tankel	18,800	*
Leonard Toboroff(11)	602,594	1.7
All directors and executive officers as a group (20 persons)	6,596,563	18.3
Other 5% Holders:
Palo Alto Investors(12)	3,990,817	11.2
Artisan Partners Limited Partnership(13)	1,864,600	5.3
Grupo Carso, S.A.B. de C.V.(14)	2,100,000	6.0

*	Less than one percent.

(1)	Based on an aggregate of 35,511,285 shares issued and outstanding as of October 14, 2008.

(2)	Includes 1,211,071 shares of common stock owned of record by the Hidayatallah Family Trust, of which Mr. Hidayatallah is the trustee, and 8,000 shares of common stock owned of record by Munawar Hidayatallah SEP IRA. These shares also include options to purchase 323,333 shares of common stock, which are exercisable within 60 days. 1,439,405 of these shares are pledged as collateral.

(3)	Includes 25,000 shares of restricted stock of which 5,000 shares vest on July 1, 2009, 5,000 shares vest on July 1, 2010 and 15,000 shares vest on July 1, 2011. Also includes options to purchase 73,000 shares of common stock, which are exercisable within 60 days.

(4)	Includes restricted stock awards in the amount of (i) 15,000 shares, of which 3,000 shares vest on December 3, 2008, 3,000 shares vest on December 3, 2009 and 9,000 shares vest on December 3, 2010 and (ii) 15,000 shares, of which 3,000 shares vest on July 1, 2009, 3,000 shares vest on July 1, 2010 and 9,000 shares vest on July 1, 2011. Also includes options to purchase 90,000 shares of common stock, which are exercisable within 60 days.

(5)	Includes restricted stock awards in the amount of (i) 37,500 shares, of which 7,500 shares vest on June 14, 2008, 7,500 shares vest on June 14, 2009 and 22,500 shares vest on June 14, 2010 and (ii) 75,000 shares, of which 7,500 shares vests on October 4, 2009, 15,000 shares vests on October 4, 2010, 30,000 shares vests on October 4, 2011, and 22,500 shares vests on October 4, 2012.

(6)	Includes restricted stock awards in the amount of (i) 45,000 shares, of which 9,000 shares vest on June 14, 2008, 9,000 shares vest on June 14, 2009 and 27,000 shares vest on June 14, 2010 and (ii) 45,000 shares, of which 9,000 shares vest on July 1, 2009, 9,000 shares vest on July 1, 2010 and 27,000 shares vest on July 1, 2011. Also includes options to purchase 40,000 shares of common stock, which are exercisable within 60 days.

(7)	Includes (i) 1,000,000 shares held of record by Global Oilfield Holdings Ltd. and (ii) 1,300,000 shares held of record by Associated Petroleum Investors Ltd. Each such entity is indirectly beneficially owned by Mr. Bulgheroni. Mr. Bulgheroni disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(8)	Includes 1,000,000 shares held of record by Central Holdings Company Ltd., a British Virgin Islands international business company, which is indirectly beneficially owned by Mr. Bulgheroni. Mr. Bulgheroni disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(9)	90,000 of these share are held in a margin account.

(10)	206,666 of these shares are owned by RER Corp., a corporation controlled by Mr. Nederlander.

(11)	37,860 of these shares are owned by the Leonard Toboroff P.C. Profit Sharing Trust, of which Mr. Toboroff is the sole trustee and beneficiary, and 5,001 of these shares are owned by Lenny Corp., of which Mr. Toboroff is the sole shareholder. 415,024 of these shares are pledged as collateral.

(12)	Based on information contained in a Schedule 13G/A filed on February 13, 2008, by Palo Alto Investors, LLC (“PAI”), Palo Alto Investors, William Leland Edwards and Palo Alto Small Cap Master Fund, L.P. (“Small Cap Master”). PAI is a registered investment adviser and is the general partner and investment adviser of Small Cap Master and other investment limited partnerships and the investment adviser to other investment funds. Palo Alto Investors is the manager of PAI. Mr. Edwards is the controlling shareholder and President of Palo Alto Investors. PAI’s clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. No client, other than Small Cap Master, separately holds more than five percent of the outstanding shares. Each of PAI, Palo Alto Investors and Mr. Edwards have shared voting and dispositive power over all of the shares, Mr. Edwards has sole voting power over 6,500 shares and Small Cap Master has shared voting and dispositive power over 1,861,050 of the shares. The principal business address of each of PAI, Palo Alto Investors and Mr. Edwards is 470 University Avenue, Palo Alto, CA 94301. The principal business address of Small Cap Master is c/o Citco Fund Services (Bermuda) Limited, Washington Mall West, 2nd Floor, 7 Reid Street, Hamilton HM11, Bermuda.

(13)	Based on information contained in a Schedule 13G filed on February 13, 2008 by Artisan Partners Limited Partnership (“Artisan Partners”), Artisan Investment Corporation, (“Artisan Corp.”), ZFIC, Inc., (“ZFIC”), Andrew A. Ziegler and Carlene M. Ziegler (collectively, the “Reporting Persons”). Artisan Partners is an investment adviser registered under section 203 of the Investment Advisers Act of 1940; Artisan Corp. is the general partner of Artisan Partners; ZFIC is the sole stockholder of Artisan Corp. and Mr. Ziegler and Ms. Ziegler are the principal stockholders of ZFIC. Each of the Reporting Persons has shared voting power over 1,629,500 of the shares and shared dispositive power over all of the shares. The principal business address of the Reporting Persons is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.

(14)	Based on information contained in a Schedule 13G/A filed on February 13, 2008, these shares are owned directly by Carso Infraestructura y Construcción, S.A.B. de C.V. (“Carso Infraestructura”), and indirectly by Grupo Carso, S.A.B. de C.V. (“Grupo Carso”) and each of Carlos Slim Helú, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, María Soumaya Slim Domit, Vanessa Paola Slim Domit and Johanna Monique Slim Domit (such individuals are collectively referred to as the “Slim Family”). Grupo Carso owns a majority of the outstanding voting securities of Carso Infraestructura, and the members of the Slim Family beneficially own, directly and indirectly, a majority of the outstanding voting equity securities of Grupo Carso. As a result, each of Carso Infraestructura, Grupo Carso and the members of the Slim Family may be deemed to have shared voting and dispositive power over the reported shares. The principal business address for Carso Infraestructura and Grupo Carso is Miguel de Cervantes Saveedra #255, Col. Granada CP, 11520 México, D.F., México. The principal business address for each member of the Slim Family is Paseo de las Palmas 736, Colonia Lomas de Chapultepec, 11000 México, D.F., México.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of our board currently consists of Messrs. Afdhal and Tankel. Mr. Freedman resigned as a member of our board of directors and as a member of our Compensation Committee, effective April 17, 2007. Mr. Freedman served as our Executive Vice President during 2002 and currently serves as our Vice President — Investor Relations. No current executive officer has ever served as a member of the board of directors or compensation committee of any other entity (other than our subsidiaries) that has or has had one or more executive officers serving as a member of our board or our Compensation Committee.

RELATED PARTY TRANSACTION APPROVAL POLICY

In May 2008, our board of directors adopted a written policy relating to the approval of transactions with related persons. For purposes of this policy, a related person transaction is one in which the Company was, is or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. Pursuant to the policy, all related party transactions must be reviewed and approved by the audit committee of our board of directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

A majority of DLS’ revenues are currently received pursuant to a strategic agreement with Pan American Energy, LLC, or Pan American Energy, which is a joint venture owned 60% by British Petroleum and 40% by Bridas Corporation. Alejandro P. Bulgheroni and Carlos A. Bulgheroni, members of our board of directors, may be deemed to indirectly beneficially own all of the outstanding capital stock of Bridas Corporation and are members of the Management Committee of Pan American Energy, and, as a result, have a material interest in the transactions contemplated by the strategic agreement between DLS and Pan American Energy. During 2007, DLS received approximately $121 million in revenues from services performed for Pan American Energy.

During 2007, we provided services to Beusa Energy, Inc., in an aggregate amount of approximately $2 million. Alejandro P. Bulgheroni, one of our directors, serves as Chairman of Beusa Energy, Inc.

We purchase general oilfield supplies and materials from Ralow Services, Inc., or Ralow. Ralow is owned by Brad A. Adams and Bruce A. Adams who are brothers of Burt A. Adams, a former member of our board of directors and our former President and Chief Operating Officer. During 2007, we purchased supplies and materials from Ralow in an aggregate amount of approximately $3.5 million.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, directors, certain officers, and beneficial owners of 10% or more of any class of our stock (“Reporting Persons”) are required from time to time to file with the SEC and the New York Stock Exchange reports of ownership and changes of ownership. Reporting Persons are required to furnish us with copies of all Section 16(a) reports they file. Based solely on its review of forms and written representations received from Reporting Persons by it with respect to the fiscal year ended December 31, 2007, we believe that all filing requirements applicable to our officers, directors and greater than 10% stockholders have been met, except for a late Form 4 filing by Gary Edwards in connection with the grant of stock options in December 2005, a late Form 4 filing by Bruce Sauers in connection with the grant of restricted stock in February 2007 and in connection with the grant of restricted stock in December 2007, a late Form 4 filing by Jeffrey R. Freedman in connection with the transfer of shares in August 2005 and the grant of stock options and restricted stock in April 2007, a late Form 4 filing by James Davey in connection with the sale of stock in June 2007, a late Form 4 filing by Munawar Hidayatallah in connection with the grant of restricted stock in August 2007, a late Form 4 filing by Robert E. Nederlander in connection with the sale of shares in August 2007, a late Form 4 filing by each of James M. Hennessy and Zane Tankel in connection with the grant of bonus shares in December 2007, a late Form 4 filing by each of Terrence P. Keane and David K. Bryan in connection with the grant of restricted stock in June 2007, a late Form 4 filing by John Meyers in connection with the grant of restricted stock in December 2007, a late Form 3 filing by Gary Edwards when he became President of Allis-Chalmers Tubular Services, Inc. and a late Form 3 filing by John Meyers when he became President of AirComp LLC.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all employees and directors of the Company and each of its subsidiaries, including our principal executive officer, principal financial officer, principal accounting officer and controller, and persons performing similar functions. The purpose of the Code of Business Conduct and Ethics is: (i) to deter wrongdoing; (ii) to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (iii) to promote full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with the SEC or otherwise communicate to the public; (iv) to promote compliance with applicable governmental laws, rules and regulations; (v) to promote prompt internal reporting of violations of the code to an appropriate person; and (vi) to promote accountability for adherence to the code.

We will provide a copy of the Code of Business Conduct and Ethics without charge to any person upon request by contacting our Corporate Secretary at our executive office. The Code of Business Conduct and Ethics is available on our website at www.alchenergy.com.

Stockholder Proposals

Any stockholder who wishes to submit a proposal to be included in our proxy statement and form of proxy relating to the 2009 annual stockholders meeting must submit the proposal to us no later than June 16, 2009. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in our proxy statement is instead a reasonable time before we begin to print and mail proxy materials. The proposal must comply with the requirements of Exchange Act Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Any such proposals should be timely sent to our Secretary at 5075 Westheimer, Suite 890, Houston, Texas 77056.

Householding

Some bank brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of our annual report and proxy statement will be sent to stockholders who share the same last name and address, unless contrary instructions were given by any stockholder at that address. Householding is designed to reduce duplicate mailings and save significant printing and postage costs. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Allis-Chalmers Energy Inc., Investor Relations, 5075 Westheimer, Suite 890, Houston, Texas 77056 or by calling Investor Relations at (713) 369-0550.

Availability of Annual Report

Our Annual Report to Stockholders for the year ended December 31, 2007, including audited financial statements, is enclosed with this proxy statement but does not constitute a part of the proxy soliciting material. Allis-Chalmers Energy Inc. will furnish a copy of its Annual Report for the year ended December 31, 2007, without exhibits, free of charge to each person who forwards a written request to Investor Relations, Allis-Chalmers Energy Inc., 5075 Westheimer, Suite 890, Houston, Texas 77056.

Annex A

ALLIS-CHALMERS ENERGY INC.
Audit Committee Charter
Amended and Restated- May 2008

Purpose

The purpose of the Committee is to assist the Board of Directors in overseeing:

1. The integrity of the Company’s financial statements;

2. The Company’s compliance with legal and regulatory requirements;

3. The independent auditor’s qualifications and independence; and

4. The performance of the Company’s internal audit function and independent auditor.

In addition, the Committee shall prepare an audit committee report for inclusion in the Company’s annual proxy statement, as required by the Securities and Exchange Commission (“SEC”).

Membership and Organization

Number of Members and Appointment.  The Committee shall be comprised of three or more directors, who will be appointed by the Board of Directors. The presence of at least two members, in person or by telephone, shall constitute a quorum.

Chairperson.  The Board of Directors shall appoint a member of the Committee to serve as chairperson of the Committee and to preside at meetings of the Committee. If a chairperson is not designated or present at any meeting of the Committee, the members of the Committee may designate a chairperson by majority vote of the Committee members. The chairperson will regularly report to the Board of Directors on Committee activities.

Qualifications.  Each member of the Committee must be a member of the Board of Directors and shall meet the independence, experience and qualification requirements of the New York Stock Exchange, the SEC and the rules and regulations of the SEC. In addition, the Board of Directors must affirmatively determine that the member has no material relationship with the Company. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise. If a Committee member simultaneously serves on the Audit Committees of more than three public companies, that member’s continued service on the Committee shall be conditioned upon the Board’s determination that such simultaneous service would not impair the ability of the individual to effectively serve on the Company’s Committee and such determination shall be disclosed in the Company’s annual proxy statement.

Removal and Vacancies.  Vacancies occurring in the Committee may be filled by appointment of the Chairman of the Board of Directors, but no member of the Committee shall be removed except by vote of a majority of directors present at any regular or special meeting of the Board of Directors.

Compensation.  The compensation of members of the Committee may be determined from time to time by resolution of the Board of Directors. In addition, members of the Committee shall be reimbursed for all reasonable expenses incurred in attending such meetings.

Authority

The Committee shall have the authority to engage independent counsel and other advisors, as it deems necessary to carry out its duties. The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, to compensate the independent auditor, any advisors (including outside legal counsel) engaged by the Committee and to pay ordinary administrative expenses of the Committee that are necessary or appropriate to carrying out its duties.

Meetings

The Committee shall meet at least four times annually, or more frequently as circumstances require. Periodically, the Committee will meet separately with management, with internal auditors and with the Company’s independent auditors. The Committee shall make regular reports to the Board and will review with the full Board of Directors any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance and independence of the internal audit function. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Responsibilities

General

The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor, subject to the right of the Company’s stockholders to appoint the auditors as required by applicable law. The Committee shall be directly responsible for overseeing the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report, preparing other audit review or attest services or related work. The independent auditor is ultimately accountable to the Board of Directors and Committee and shall report directly to the Committee.

The Committee shall preapprove all auditing services to be performed by any outside audit firm, including the independent auditor. In addition, the Committee shall pre-approve all permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor, subject to the de minimis exceptions for non-audit services described in the Exchange Act, which services are approved by the Committee prior to completion of the audit. Alternatively, the Company may engage the independent auditor pursuant to pre-approval policies and procedures established by the Committee, provided that the policies and procedures are detailed as to the particular services and the Committee is informed of each service.

Annually, the Committee shall evaluate its performance. In addition, the Committee shall review and update its charter annually and submit proposed changes, if any, to the Board for approval.

To the extent it deems necessary or appropriate, the Committee shall:

Oversight of Company’s Internal Auditors

Review of Internal Audit Function.  Review at least annually, (i) the annual audit plan, activities and organizational structure of the internal audit function, (ii) the qualifications of the internal audit function and (iii) the effectiveness of the internal audit function.

Oversight of Company’s Independent Auditor

1. Scope of Audit.  Meet with the independent auditor and management to review the proposed scope of any audit and the audit procedures to be utilized.

2. Due Diligence of Independent Auditor.  Obtain and review, at least annually, a report by the Company’s independent auditor describing: the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

3. Annual Evaluation of Independent Auditor.  At least annually, evaluate the independent auditor’s qualifications, performance and independence. This evaluation will include a review and evaluation of the lead partner of the independent auditor and shall take into account the opinions of management and the Company’s internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the full Board of Directors.

4. Lead Partner and Independent Auditor Rotation.  Assure the regular rotation of the lead audit partner as required by law. The Committee shall also consider whether in order to assure continuing auditor independence, there should be regular rotation of the independent audit firm.

5. Hiring Policies.  Set clear hiring policies for employees or former employees of the Company’s independent auditors.

6. Independent Auditor Review.  Review with the independent auditor any audit problems or difficulties and management’s response thereto. Such review shall also include discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

Financial Statement and Disclosure Matters

1. Financial Statements.  Review and discuss the annual audited financial statements and the quarterly unaudited financial statements with management and the independent auditor, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s periodic reports filed with the SEC.

2. Significant Items.  Review and discuss with management and the independent auditor:

a. major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

b. analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

c. the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

3. Independent Auditor Reports.  Obtain and review reports provided by the Company’s independent auditor, as required by applicable laws, regarding:

a. all critical accounting policies and practices used by the Company;

b. all material alternative accounting treatments within GAAP that have been discussed with management; and

c. other material written communications between the accounting firm and management.

4. Risk Assessment and Risk Management.  Discuss policies with respect to risk assessment and risk management, including a discussion of guidelines and policies to govern the process by which this is handled. The Committee shall also discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

5. Press Releases and Earnings Guidance.  Discuss with management the type and presentation of information to be included in earnings press releases (including any use of “pro forma,” or “adjusted” non-GAAP information) and any financial information and earnings guidance provided to analysts and rating agencies. The Committee’s responsibility to discuss earnings releases, as well as financial information and earnings guidance, may be done generally (i.e. discussion of the types of information to be disclosed and the type of presentation to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

6. Audit Results.  Review with the independent auditor and management the results of the audit, including information relating to the independent auditors’ judgment about the quality, not just the acceptability, of the

Company’s accounting principles, in accordance with SAS 90. The Committee shall also regularly review with the independent auditor and management any audit problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management, as well as management’s response thereto.

7. Internal Controls.  Consider and review the adequacy of the Company’s internal controls, as well as any significant findings and recommendations of the independent auditor or the internal auditor, together with management’s response thereto.

8. CEO and CFO Certifications.  Review the disclosure and certification of the Company’s CEO and CFO under Sections 302 and 906 of the Sarbanes-Oxley Act.

Compliance and Regulatory Oversight

1. Complaints.  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

2. Code of Ethics.  Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

3. Significant Legal Matters.  Discuss with the General Counsel any legal, compliance or regulatory matters that would be reasonably likely to have a material effect on the Company.

4. Auditor Confirmation Regarding Absence of Violations.  Ascertain annually from the independent auditor whether any illegal acts were detected in the course of the audit, requiring disclosure in accordance with generally accepted accounting standards. The Committee relies on the expertise and knowledge of management, the internal auditors and its independent auditors in carrying out its oversight responsibilities. Management of the Company is responsible for determining that the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company’s internal policies, procedures and controls.

5. Related Party Transactions.  Establish procedures for the approval of all “related party” transactions between the Company and any executive officer or director that would potentially require disclosure pursuant to Item 404 of Regulation SK under the Securities Act of 1933, as amended.

Annex B

ALLIS-CHALMERS ENERGY INC.
Compensation Committee Charter
Amended and Restated-March 2007

Purpose

The purpose of the Compensation Committee is to assist the Board of Directors in discharging its fiduciary responsibilities relating to the fair and competitive compensation of the executives and other key employees of the Company. Consistent with this purpose, the Committee’s primary duties and obligations are to:

1. Review and monitor the Company’s compensation philosophy.

2. Review and recommend executive compensation programs, plans and awards.

3. Administer the Company’s short- and long-term incentive plans and other stock or stock-based plans.

4. Review and recommend other benefit plans of the Company on an as-needed basis.

5.	Provide an avenue of communication among management, stockholders and the Board of Directors relative to the Company’s compensation practices.

Membership and Organization

Number of Members/Appointment.  The Compensation Committee is a committee of the Board of Directors and its members shall be elected by the Board from time to time. The Committee shall be comprised of two or more Directors as determined by the Board, each of whom shall meet the independence requirements of the New York Stock Exchange.

Chairman.  The Committee shall elect one of its members to act as chairman. If the chairman is not present, the members may designate an acting chairman by majority vote of the membership present.

Removal and Vacancies.  Vacancies occurring in the Compensation Committee may be filled by appointment of the Chairman of the Board, but no member of the Committee shall be removed except by vote of a majority of Directors present at any regular or special meeting of the Board.

Compensation.  The compensation of members of the Committee may be determined from time to time by resolution of the Board. In addition, members of the Compensation Committee shall be reimbursed for all reasonable expenses incurred in attending such meetings.

Committee Responsibilities

The Compensation Committee shall have the following responsibilities:

1. Compensation Philosophy and Program.   In consultation with senior management, the Committee shall establish the Company’s general compensation philosophy, and oversee the development and implementation of executive compensation programs and policies with respect to the engagement of individuals as independent contractors of the Company. The Committee shall review on a periodic basis the Company’s executive compensation programs and make any modifications that the Committee may deem necessary or advisable, in its sole discretion.

2. Chief Executive Officer Compensation.   The Committee shall annually review and approve corporate goals and objectives relating to compensation of the Company’s CEO, evaluate the CEO’s performance in light of these goals and objectives and set the CEO’s compensation based on this evaluation. In determining the long-term incentive compensation of the CEO, the Committee shall consider, among other things, the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years.

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3. Officer Compensation.   The Committee shall also review and make recommendations to the Board regarding the compensation of other executive officers of the Company, including base salary, incentive compensation and equity-based awards.

4. Director Compensation.   The Committee shall also review and make recommendations to the Board regarding the compensation of the members of the Company’s board of directors, including any equity-based awards.

5. Benefit Plans.   The Committee shall review the terms of and administer the Company’s incentive compensation plans, retirement plans and other equity-based plans.

6. Post-Service Arrangements and Perquisites.   The Committee shall review periodically policies with respect to post-service arrangements and perquisites provided to officers, including the Chief Executive Officer.

7. Annual Compensation Committee Report.   The Committee shall produce a compensation committee report as required by the Securities and Exchange Commission for inclusion in the Company’s proxy statement or annual report on Form 10-K.

8. Charter Review.   The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

9. Communication with Board.   Report its actions and any recommendations to the Board after each meeting of the Compensation Committee.

10. Committee Performance Evaluation.   The Committee shall evaluate and review with the Board the annual performance of the Compensation Committee.

11. Other Duties.   The Committee shall also carry out such other duties as may be delegated to it by the Board of Directors from time to time.

Committee Authority

The Compensation Committee is authorized as follows:

1. To retain and terminate any compensation consultants or other advisors as it deems appropriate, including approval of the fees and other retention terms of any such consultants or other advisors. The Compensation Committee may also rely upon personnel of the Company for advice and studies.

2. Form and delegate authority to subcommittees as the Compensation Committee deems appropriate. Such subcommittees must be composed entirely of independent directors and must publish its own charter.

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Annex C

ALLIS-CHALMERS ENERGY INC.
Corporate Governance and Nominating Committee Charter

Purpose

The purpose of the Corporate Governance and Nominating Committee (the “Committee”) is to assist the Board in (i) identifying individuals qualified to become members of the Company’s Board; (ii) determining the composition of the Board and its Committees; (iii) selecting director nominees for the next annual meeting of stockholders; (iv) developing and recommending to the Board a set of corporate governance guidelines; and (iv) overseeing the evaluation of the Board and management.

Committee Membership and Organization

The Committee shall be composed of at least two directors, all of whom must satisfy the independence requirements of the New York Stock Exchange. The Committee members and the Chairman shall be appointed by the Board and may be removed by the Board in its discretion.

Meetings

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities.

Committee Responsibilities

The Committee shall have the following responsibilities:

1.	Identify individuals qualified to become Board members.

2.	Select or recommend to the Board the director nominees on an annual basis.

3.	Consider nominees proposed by stockholders for election as directors.

4.	Make regular reports to the Board.

5.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

6.	Oversee and review the annual evaluation of the Board and the management of the Company.

7.	Evaluate and review with the Board the annual performance of the Board committees.

8.	Recommend to the Board for its approval directors to serve as members of each Committee.

9.	Periodically review the Company’s Corporate Governance Principles and recommend any proposed changes to the Board.

10.	Annually evaluate its own performance.

Committee Authority

The Committee shall have the authority to:

1.	Determine if any search firm is to be used to identify director candidates and shall have sole authority to retain and terminate any search firm and to approve the search firm’s fees and other retention terms.

2.	Form and delegate authority to subcommittees when appropriate.

3.	Obtain advice and assistance from internal or external legal, accounting or other advisors.

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0 ALLIS-CHALMERS ENERGY INC. 5075 Westheimer, Suite 890 Houston, Texas 77056 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 4, 2008. The undersigned hereby appoints Victor M. Perez and Theodore F. Pound III, and each of them, either one of whom may act without joinder of the other, as proxies, with full power of substitution and revocation to represent the undersigned and to vote all shares of Allis-Chalmers Energy Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022 on December 4, 2008 at 9:00 a.m., and at any adjourment or postponement thereof. In their discretion, the proxies are entitled to vote in the manner shown on this form as to the following matters and in their discretion on any other business or matters as may properly come before the meeting or any adjourment or postponement thereof. (Continued and to be Signed on the Reverse Side) 14475

ANNUAL MEETING OF STOCKHOLDERS OF

ALLIS-CHALMERS ENERGY INC.

December 4, 2008

21130000000000000000 9 120408

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Ali H. M. Afdhal
- ○ Munir Akram
- ○ Alejandro P. Bulgheroni
- ○ Carlos A. Bulgheroni
- ○ Victor F. Germack
- ○ James M. Hennessy
- ○ Munawar H. Hidayatallah
- ○ John E. McConnaughy, Jr.
- ○ Robert E. Nederlander
- ○ Zane Tankel
- ○ Leonard Toboroff

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

ANNUAL MEETING OF STOCKHOLDERS OF ALLIS-CHALMERS ENERGY INC. December 4, 2008
Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided.
21130000000000000000 9 120408 2. 1. Election of Directors: NOMINEES: FOR ALL NOMINEES O Ali H. M. Afdhal O Munir Akram WITHHOLD AUTHORITY O Alejandro P. Bulgheroni FOR ALL NOMINEES O Carlos A. Bulgheroni O Victor F. Germack
FOR ALL EXCEPT O James M. Hennessy (See instructions below)
O Munawar H. Hidayatallah O John E. McConnaughy, Jr. O Robert E. Nederlander O Zane Tankel O Leonard Toboroff INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the space provided above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: FOR AGAINST ABSTAIN To approve the ratification of the appointment of UHY LLP as independent accountants for the fiscal year ending December 31, 2008. Signature of Stockholder
Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.